Exhibit 99.1

Item 1A.	Risk Factors

Our operations and financial results are subject to various risks and uncertainties, including those described below. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties we are unaware of, or we currently believe are not material, may also become important factors affecting us. If any of the following risks occur, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of our Class A common stock could decline.

Risks Related to Our Business

If we are unable to attract and retain customers and increase sales to new and existing customers, our business and operating results would be harmed.

Our success depends on our ability to attract and retain customers and increase sales to new and existing customers. We derive a substantial portion of our revenue from domains and our hosting and presence products. The rate at which new and existing customers purchase and renew subscriptions to our products depends on a number of factors, including those outside of our control. Although our total customers and revenue have grown rapidly in the past, in recent periods our slower growth rates have reflected the size and scale of our business. We cannot be assured that we will achieve similar growth rates in future periods. In future periods, our total customers and revenue could decline or grow more slowly than we expect. Our sales could fluctuate or decline as a result of lower demand for domain names, websites and related products, declines in our customers’ level of satisfaction with our products and our Customer Care, the timeliness and success of product enhancements and introductions by us and those of our competitors, the pricing offered by us and our competitors, the frequency and severity of any system outages, breaches and technological change. Our revenue has grown historically due in large part to sustained customer growth rates and strong renewal sales of subscriptions to our domain name registration and hosting and presence products. Our future success depends in part on maintaining strong renewal sales. Our costs associated with renewal sales are substantially lower than costs associated with generating revenue from new customers and costs associated with generating sales of additional products to existing customers. Therefore, a reduction in renewals, even if offset by an increase in other revenue, would reduce our operating margins in the near term. Any failure by us to continue to attract new customers or maintain strong renewal sales could have a material adverse effect on our business, growth prospects and operating results. If we are unable to increase sales of additional products, such as personalized email accounts and other business applications products, to new and existing customers, our growth prospects may be harmed.

If we do not successfully develop and market products that anticipate or respond promptly to the needs of our customers, our business and operating results may suffer.

The markets in which we compete are characterized by constant change and innovation, and we expect them to continue to evolve rapidly. Our historical success has been based on our ability to identify and anticipate customer needs and design products providing small businesses and ventures with the tools they need to create, manage and augment their digital identity. To the extent we are not able to continue to identify challenges faced by small businesses and ventures and provide products responding in a timely and effective manner to their evolving needs, our business, operating results and financial condition will be adversely affected.

The process of developing new technology is complex and uncertain. If we fail to accurately predict customers’ changing needs or emerging technological trends, or if we fail to achieve the benefits expected from our investments in technology (including investments in our internal development efforts, such as our do-it-yourself website builder GoCentral and security products; acquisitions, such as the acquisition of FreedomVoice and the addition of telephony services such as Smartline; or partner programs), our business could be harmed. We must continue to commit significant resources to develop our technology in order to maintain our competitive position, and these commitments will be made without knowing whether such investments will result in products our customers will accept. Our new products or product enhancements could fail to attain meaningful customer acceptance for many reasons, including:

•	delays in releasing new products or product enhancements, or those of companies we may acquire, to the market;

•	our failure to accurately predict market demand or customer preferences;

•	defects, errors or failures in product design or performance;

•	negative publicity about product performance or effectiveness;

•	introduction of competing products (or the anticipation thereof) by other market participants;

•	poor business conditions for our customers or poor general macroeconomic conditions;

•	the perceived value of our products or product enhancements relative to their cost; and

•	changing regulatory requirements adversely affecting the products we offer.

There is no assurance we will successfully identify new opportunities, develop and bring new products to market on a timely basis, or products and technologies developed by others will not render our products or technologies obsolete or noncompetitive, any of which could adversely affect our business and operating results. If our new products or enhancements do not achieve adequate acceptance by our customers, or if our new products do not result in increased sales or subscriptions, our competitive position will be impaired, our anticipated revenue growth may not be achieved and the negative impact on our operating results may be particularly acute because of the upfront technology and development, marketing and advertising and other expenses we may incur in connection with the new product or enhancement.

Our brand is integral to our success. If we fail to protect or promote our brand, our business and competitive position may be harmed.

Protecting and maintaining awareness of our brand is important to our success, particularly as we seek to attract new customers globally. We have invested, and expect to continue to invest, substantial resources to increase our brand awareness, both generally and in specific geographies and to specific customer groups, such as Web Pros. There can be no assurance that our brand development strategies will enhance the recognition of our brand or lead to increased sales. Furthermore, our international branding efforts may prove unsuccessful due to language barriers and cultural differences. If our efforts to protect and promote our brand are not successful, our operating results may be adversely affected. In addition, even if our brand recognition and loyalty increases, our revenue may not increase at a level commensurate with our marketing spend.

A network attack, a security breach or other data security incident could delay or interrupt service to our customers, harm our reputation or subject us to significant liability.

Our operations depend on our ability to protect our network and systems against interruption or damage from unauthorized entry, computer viruses, denial of service attacks and other security threats beyond our control. We regularly experience distributed denial of service (DDOS) attacks by hackers aimed at disrupting service to our customers and attempts to place illegal or abusive content on our or our customers’ websites, and we may be subject to DDOS attacks or content abuse in the future. Our response to such DDOS attacks may be insufficient to protect our network and systems, especially as such attacks increase in size (such as the DYN attack in October 2016). In addition, there has been an increase in the number of malicious software attacks in the technology industry, including malware and ransomware. In addition, from time to time, activities of our customers or other parties may cause us to suspend or terminate customer accounts. We have suspended and terminated, and will in the future suspend or terminate, a customer’s use of our products when their activities on their site breach our terms of service (for example, phishing or resource misuse), interfere with or harm other customers’ websites sharing the same resources or otherwise violate applicable law. We may also suspend or terminate a customer’s website if it is repeatedly targeted by DDOS or other attacks disrupting other customers’ websites or servers or otherwise impacts our infrastructure. We cannot guarantee our backup systems, regular data backups, security protocols, network protection mechanisms and other procedures currently in place, or that may be in place in the future, will be adequate to prevent or remedy network and service interruption, system failure, damage to one or more of our systems, data loss, security breaches or other data security incidents. Also, our products are cloud-based, and the amount of data we store for our customers on our servers has been increasing as our business has grown. Despite the implementation of security measures, our infrastructure may be vulnerable to computer viruses, worms, other malicious software programs, illegal or abusive content or similar disruptive problems caused by our customers, employees, consultants or other Internet users who attempt to invade or disrupt public and private data networks or to improperly access, use or obtain data. Any actual or perceived breach of our security, or any other data security incident, could damage our reputation and brand, expose us to a risk of loss or litigation and possible liability, subject us to regulatory or other government inquiries or investigations, require us to expend significant capital and other resources to alleviate problems caused by the breach, and deter customers from using our products, any of which would harm our business, financial condition and operating results.

If the security of the confidential information or personally identifiable information we maintain, including that of our customers and the visitors to our customers’ websites stored in our systems, is breached or otherwise subjected to unauthorized access, our reputation may be harmed and we may be exposed to liability.

Our business involves the storage and transmission of confidential information, including personally identifiable information. In addition, as nearly all of our products are cloud-based, the amount of data we store for our customers on our servers (including personally identifiable information and other potentially sensitive information) has been increasing. We take measures intended to protect the security, integrity and confidentiality of the personal information and other sensitive information, including payment card information, we collect, store or transmit, but cannot guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts. If third parties succeed in penetrating our security measures or those of our vendors and partners, or in otherwise accessing or obtaining without authorization the payment card information or other sensitive or confidential information we or our vendors and partners maintain, we could be subject to liability, loss of business, litigation, government investigations or other losses. Hackers or individuals who attempt to breach our security measures or those of our vendors and partners could, if successful, cause the unauthorized disclosure, misuse, or loss of personally identifiable information or other confidential information, including payment card information, suspend our web-hosting operations or cause malfunctions or interruptions in our networks.

If we or our partners experience any breaches of our security measures or sabotage, or otherwise suffer unauthorized use or disclosure of, or access to, personally identifiable information or other confidential information, including payment card information, we might be required to expend significant capital and resources to protect against or address these problems. We may not be able to remedy any problems caused by hackers or other similar actors in a timely manner, or at all. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until after they are launched against a target, we and our vendors and partners may be unable to anticipate these techniques or to implement adequate preventative measures. Advances in computer capabilities, discoveries of new weaknesses and other developments with software generally used by the Internet community, such as the Heartbleed vulnerability, which is a vulnerability in Open Secure Sockets Layer (Open SSL) library or the Shellshock vulnerability in the Linux Bash shell, also increase the risk we, or our customers using our servers, will suffer a security breach. Our partners and we may also suffer security breaches or unauthorized access to personally identifiable information and other confidential information, including payment card information, due to employee error, rogue employee activity, unauthorized access by third parties acting with malicious intent or who commit an inadvertent mistake or social engineering. If a breach of our security or other data security incident occurs or is perceived to have occurred, the perception of the effectiveness of our security measures and our reputation could be harmed and we could lose current and potential customers.

Security breaches or other unauthorized access to personally identifiable information and other confidential information, including payment card information, could result in claims against us for unauthorized purchases with payment card information, identity theft or other similar fraud claims as well as for other misuses of personally identifiable information, including for unauthorized marketing purposes, which could result in a material adverse effect on our business or financial condition. Moreover, these claims could cause us to incur penalties from payment card associations (including those resulting from our failure to adhere to industry data security standards), termination by payment card associations of our ability to accept credit or debit card payments, litigation and adverse publicity, and regulatory or other government inquiries or investigations, any of which could have a material adverse effect on our business and financial condition. We expect to continue to expend significant resources to protect against security breaches and other data security incidents. The risk that these types of events could seriously harm our business is likely to increase as we expand the number of cloud-based products we offer and operate in more countries.

We are exposed to the risk of system failures and capacity constraints.

We have experienced, and may in the future experience, system failures and outages disrupting the operation of our websites or our products such as web-hosting and email, or the availability of our Customer Care operations. For example, certain of our customers experienced a service outage in September 2012, which led to our granting of $10.4 million of service disruption credits to certain customers. Our revenue depends in large part on the volume of traffic to our websites, the number of customers whose websites we host on our servers and the availability of our Customer Care operations. Accordingly, the performance, reliability and availability of our websites and servers for our corporate operations and infrastructure, as well as in the delivery of products to customers, are critical to our reputation and our ability to attract and retain customers.

We are continually working to expand and enhance our website features, technology and network infrastructure and other technologies to accommodate substantial increases in the volume of traffic on our godaddy.com and affiliated websites, the number of customer websites we host and our overall total customers. We may be unsuccessful in these efforts, or we may be unable to project accurately the rate or timing of these increases. In the future, we may be required to allocate resources, including spending substantial amounts, to build, purchase or lease data centers and equipment and upgrade our technology and network infrastructure in order to handle increased customer traffic, as well as increased traffic to customer websites we host. We cannot predict whether we will be able to add network capacity from third-party suppliers or otherwise as we require it. In addition, our network or our suppliers’ networks might be unable to achieve or maintain data transmission capacity high enough to process orders or download data effectively in a timely manner. Our failure, or our suppliers’ failure, to achieve or maintain high data transmission capacity could significantly reduce consumer demand for our products. Such reduced demand and resulting loss of traffic, cost increases, or failure to accommodate new technologies could harm our business, revenue and financial condition. Our systems, including those of our data centers and Customer Care operations, are also vulnerable to damage from fire, power loss, telecommunications failures, computer viruses, physical and electronic break-ins and similar events. The property and business interruption insurance coverage we carry may not be adequate to compensate us fully for losses that may occur.

Evolving technologies and resulting changes in customer behavior or customer practices may impact the value of and demand for domain names.

Historically, Internet users would typically navigate to a website by directly typing its domain name into a web browser or navigation bar. The domain name serves as a branded, unique identifier not unlike a phone number or email address. People now use multiple methods in addition to direct navigation to access websites. For example, people increasingly use search engines to find and access websites as an alternative to typing a website address directly into a web browser navigation bar. People are also using social networking and microblogging sites more frequently to find and access websites. Further, as people continue to access the Internet more frequently through applications on mobile devices, domain names may become less prominent and their value may decline. These evolving technologies and changes in customer behavior may have an adverse effect on our business and prospects.

We rely on our marketing efforts and channels to promote our brand and acquire new customers. These efforts may require significant expense and may not be successful or cost-effective.

We use a variety of marketing channels to promote our brand, including online keyword search, sponsorships and celebrity endorsements, television, radio and print advertising, email and social media marketing. If we lose access to one or more of these channels, such as online keyword search, because the costs of advertising become prohibitively expensive or for other reasons, we may become unable to promote our brand effectively, which could limit our ability to grow our business. Further, if our marketing activities fail to generate traffic to our website, attract customers and lead to new and renewal sales of our subscriptions at the levels we anticipate, our business and operating results would be adversely affected. There can be no assurance our marketing efforts will succeed or be cost-efficient, and if our customer acquisition costs increase, our business, operating results and financial performance could be adversely affected.

Our ability to increase sales of our products is highly dependent on the quality of our Customer Care. Our failure to provide high-quality Customer Care would have an adverse effect on our business, brand and operating results.

Our Customer Care team has historically contributed significantly to our total bookings. In each of 2016, 2015 and 2014, at least 23% of our total bookings were generated from the sale of product subscriptions by our Customer Care team.

The majority of our current offerings are designed for customers who often self-identify as having limited to no technology skills. Our customers depend on our Customer Care to assist them as they create, manage and grow their digital identities. After launching their sites and leveraging our product offerings, customers depend on our Customer Care team to quickly resolve any issues relating to those offerings. Further, as we continue to broaden our portfolio of solutions, increase the size of our customer base and increase the size of our solution deployments within our customers’ IT infrastructure, we must continue to adapt our customer support organization to ensure our customers continue to receive the high level of customer service which they have come to expect. Notwithstanding our commitment to Customer Care, our customers will occasionally encounter interruptions in service and other technical challenges and it is therefore critical we are there to provide ongoing, high-quality support to help our customers and ensure high renewal rates and cross-selling of our products. Additionally, we focus on Web Pros and continue to expand into non-U.S. markets. We must continue to refine our efforts in Customer Care so we can adequately serve these customer groups as we expand.

If we do not provide effective ongoing Customer Care, our ability to sell our products to new and existing customers could be harmed, our subscription renewal rates may decline and our reputation may suffer, any of which could adversely affect our business, reputation and operating results.

We face significant competition for our products in the domain name registration and web-hosting markets and other markets in which we compete, which we expect will continue to intensify, and we may not be able to maintain or improve our competitive position or market share.

We provide cloud-based solutions enabling individuals, businesses and organizations to establish an online presence, connect with customers and manage their ventures. The market for these solutions is highly fragmented and competitive. These solutions are also rapidly evolving, creating opportunity for new competitors to enter the market with point-solution products or address specific segments of the market. In some instances, we have commercial partnerships with companies with which we also compete. Given our broad product portfolio, we compete with niche point-solution products and broader solution providers. Our competitors include providers of domain registration services, web-hosting solutions, website creation and management solutions, e-commerce enablement providers, cloud computing service and online security providers, alternative web presence and marketing solutions providers and providers of productivity tools such as business-class email.

We expect competition to increase in the future from competitors in the domain and hosting and presence markets, such as Endurance, United Internet, Web.com and Rightside, as well as competition from companies such as Amazon, Google and Microsoft, all of which are providers of web-hosting and other cloud-based services and have recently entered the domain name registration business as upstream registries, and eBay and Facebook, both of which offer robust Internet marketing platforms. In addition, we face competition in the website building market from competitors outside of the domain and hosting markets, such as Wix and Weebly. Some of our current and potential competitors have greater resources, more brand recognition and consumer awareness, more diversified product offerings, greater international scope and larger customer bases than we do, and we may therefore not be able to effectively compete with them. If these competitors and potential competitors decide to devote greater resources to the development, promotion and sale of products in the markets in which we compete, or if the products offered by these companies are more attractive to or better meet the evolving needs of our customers, our market share, growth prospects and operating results may be adversely affected.

In addition, in an attempt to gain market share, competitors may offer aggressive price discounts or alternative pricing models on the products they offer, such as so-called freemium pricing in which a basic offering is provided for free with advanced features provided for a fee, or increase commissions paid to their referral sources. As a result, increased competition could result in lower sales, price reductions, reduced margins and the loss of market share.

Furthermore, conditions in our market could change rapidly and significantly as a result of technological advancements, partnering by our competitors or continuing market consolidation. Innovative new start-up companies and large competitors making significant investments in technology and development may invent similar or superior products and technologies competing with our products and technology. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their ability to compete. The continued entry of competitors into the domain name registration and web-hosting markets, and the rapid growth of some competitors that have already entered each market, may make it difficult for us to maintain our market position. Our ability to compete will depend upon our ability to provide a better product than our competitors at a competitive price and supported by superior Customer Care. To remain competitive, we may be required to make substantial additional investments in research, development, marketing and sales in order to respond to competition, and there can be no assurance that these investments will achieve any returns for us or that we will be able to compete successfully in the future.

The future growth of our business depends in significant part on increasing our international bookings. Our recent and continuing international expansion efforts subject us to additional risks.

Bookings outside of the U.S. represented approximately 28%, 26% and 25% of our totals for 2016, 2015 and 2014, respectively. In 2012, we began the process of localizing our products in numerous markets, languages and currencies, expanding our systems to accept payments in forms common outside of the U.S., focusing our marketing efforts in numerous non-U.S. geographies, tailoring our Customer Care offerings to serve these markets, expanding our infrastructure in various non-U.S. locations and establishing Customer Care operations in overseas locations. We intend to continue our international expansion efforts, including through our acquisition of HEG. As a result, we must continue to hire and train experienced personnel to staff and manage our international expansion. Our international expansion efforts may be slow or unsuccessful to the extent we experience difficulties in recruiting, training, managing and retaining qualified personnel with international experience, language skills and cultural competencies in the geographic markets we target. Furthermore, as we continue to expand internationally, it may prove difficult to maintain our corporate culture, which we believe has been critical to our success. In addition, we have limited experience operating in foreign jurisdictions. Conducting and expanding international operations subjects us to new risks we have not generally faced in the U.S., including the following:

•	management, communication and integration problems resulting from language barriers, cultural differences and geographic dispersion of our customers and personnel;

•	language translation of, and associated Customer Care support for, our products;

•	compliance with foreign laws, including laws regarding online disclaimers, advertising, liability of online service providers for activities of customers especially with respect to hosted content and more stringent laws in foreign jurisdictions relating to consumer privacy and protection of data collected from individuals and other third parties;

•	accreditation and other regulatory requirements to do business and to provide domain name registration, web-hosting and other products in foreign jurisdictions;

•	greater difficulty in enforcing contracts, including our universal terms of service and other agreements;

•	increased expenses incurred in establishing and maintaining office space and equipment for our international operations;

•	greater costs and expenses associated with international marketing and operations;

•	greater risk of unexpected changes in regulatory practices, tariffs and tax laws and treaties;

•	different or lesser degrees of protection for our or our customers’ intellectual property and free speech rights in certain markets;

•	increased exposure to foreign currency risks;

•	increased risk of a failure of employees to comply with both U.S. and foreign laws, including export and antitrust regulations, anti-bribery regulations and any trade regulations ensuring fair trade practices;

•	heightened risk of unfair or corrupt business practices in certain geographies; and

•	the potential for political, social or economic unrest, terrorism, hostilities or war; and multiple and possibly overlapping tax regimes.

In addition, the expansion of our existing international operations and entry into additional international markets has required and will continue to require significant management attention and financial resources. In particular, we have invested, and intend to continue to invest, in product marketing, infrastructure and personnel to support our international expansion efforts. These increased marketing costs may increase our cost of acquiring international customers, which may delay our ability to achieve profitability or reduce our profitability in the future. We may also face pressure to lower our prices in order to compete in emerging markets, which could adversely affect revenue derived from our international operations. These and other factors associated with our international operations could impair our growth prospects and adversely affect our business, operating results and financial condition.

Mobile devices are increasingly being used to access the Internet, and our cloud-based and mobile support products may not operate or be as effective when accessed through these devices, which could harm our business.

We offer our products across a variety of operating systems and through the Internet. Historically, we designed our web-based products for use on a desktop or laptop computer; however, mobile devices, such as smartphones and tablets, are increasingly being used as the primary means for accessing the Internet and conducting e-commerce. We are dependent on the interoperability of our products with third-party mobile devices and mobile operating systems, as well as web browsers we do not control. Any changes in such devices, systems or web browsers degrading the functionality of our products or giving preferential treatment to competitive products could adversely affect usage of our products. In the event our customers have difficulty accessing and using our products on mobile devices, our customer growth, business and operating results could be adversely affected.

We have made significant investments in recent periods to support our growth strategy. These investments may not succeed. If we do not effectively manage future growth, our operating results will be adversely affected.

We continue to increase the breadth and scope of our product offerings and operations. To support future growth, we must continue to improve our information technology and financial infrastructure, operating and administrative systems and ability to effectively manage headcount, capital and processes. We must also continue to increase the productivity of our existing employees and hire, train and manage new employees while maintaining our unique corporate culture. If we fail to manage our growth or change in a manner failing to preserve the key aspects of our corporate culture, the quality of our platform, products and Customer Care may suffer, which could negatively affect our brand and reputation and harm our ability to retain and attract customers and employees.

We have incurred, and will continue to incur, expenses relating to our investments in international operations and infrastructure, such as the expansion of our offerings and marketing presence in India, Europe, Latin America and Asia; our targeted marketing spending to attract new customer groups, such as Web Pros and customers in non-U.S. markets; and investments in software systems and additional data center resources to keep pace with the growth of our cloud infrastructure and cloud-based product offerings. We have made significant investments in product development, corporate infrastructure and technology and development, and intend to continue investing in the development of our products and infrastructure and our marketing and Customer Care teams.

We are likely to recognize the costs associated with these investments earlier than some of the anticipated benefits, and the return on these investments may be lower or may develop more slowly than we expect. If we do not achieve the benefits anticipated from these investments, or if the achievement of these benefits is delayed, our operating results may be adversely affected.

We have experienced rapid growth over the last several years, which has the potential to strain on our management, administrative, operational and financial infrastructure. The scalability and flexibility of our infrastructure depends on the functionality and bandwidth of our data centers, peering sites and servers. The significant growth in our total customers and the increase in the number of transactions we process have increased the amount of our stored customer data. Any loss of data or disruption in our ability to provide our product offerings due to disruptions in our infrastructure or services could result in harm to our brand or reputation. Moreover, as our customer base continues to grow and uses our platform for more complicated tasks, we will need to devote additional resources to improve our infrastructure and continue to enhance its scalability and security. If we do not manage the growth of our business and operations effectively, the quality of our platform and efficiency of our operations could suffer, which could harm our operating and business results.

In January 2016, we selected a new enterprise resource planning system. During the fourth quarter of 2016, we completed the human capital management portion of our system implementation. We expect to begin the system implementation of the financial portion in 2017, continuing into early 2018. As we plan for and implement a new system, we may experience difficulties in managing our existing systems and processes, which could disrupt our operations and the management of our finances. Our failure to improve our systems and processes, or their failure to operate in the intended manner, may result in our inability to manage the growth of our business and to accurately forecast and report our results.

The failure to integrate successfully our businesses and operations with those of HEG in the expected time frame may adversely affect our future results.

On April 3, 2017, we completed the acquisition of all of the outstanding shares of HEG and certain loan notes issued by Host Europe Finance Co. Ltd. for EUR 1.7 billion (approximately $1.9 billion) (the Transaction). GoDaddy and HEG operated as independent companies until the closing of the acquisition. We cannot assure you that we will achieve the expected revenue and cost synergies associated with the HEG acquisition. We may face significant challenges in consolidating our functions with those of HEG and its subsidiaries, integrating our technologies, organizations, procedures, policies, financial reporting and operations, as well as addressing differences in the business cultures of the two companies and retaining key personnel. The integration is complex and time consuming, and requires substantial resources and effort. We incurred transaction fees and professional service costs in connection with the Transaction, and we expect to incur significant integration and restructuring costs as we continue integrating operations. Although we expect that the realization of efficiencies related to the Transaction will offset incremental transaction, acquisition-related and restructuring costs over time, this net benefit may not be achieved in the near term, or at all.

The integration process and other disruptions resulting from the Transaction may disrupt our ongoing operations or cause inconsistencies in standards, controls, financial reporting, procedures and policies, adversely affecting our relationships with our customers and other market participants, employees, regulators and others with whom we have business or other dealings. In addition, difficulties in integrating our businesses or regulatory functions with those of HEG could harm our reputation.

The failure to successfully sell HEG’s PlusServer managed hosting business in the expected time frame, or the sale at a price that is less than anticipated, may adversely affect our future results.

As part of the Transaction, we acquired HEG’s PlusServer managed hosting business, for which we intend to explore a possible sale. At the closing, we entered into an asset bridge credit agreement, pursuant to which we borrowed an aggregate principal amount of EUR 500 million (approximately US $533 million) associated with the acquisition of the PlusServer business (the Bridge Loan). The terms of the Bridge Loan require us to use the proceeds of any sale of the PlusServer business to repay the Bridge Loan. Consistent with a transaction of this nature and size, we expect to incur significant transaction costs and incur tax expenses in connection with such sale. If we are unable to complete the sale of PlusServer within our expected timeframe or at all, or if the proceeds from the sale are less than anticipated, our results of operations and financial condition could be adversely affected.

We may acquire other businesses or talent, which could require significant management attention, disrupt our business, dilute stockholder value and adversely affect our operating results.

As part of our business strategy, we have in the past made, and may in the future make, acquisitions or investments in companies, talent, products and technologies we believe will complement our business and address the needs of our customers. With respect to our recent acquisitions, such as HEG, FreedomVoice and Sucuri, we cannot ensure we will be able to successfully integrate the acquired products, talent and technology, benefit from increased subscriptions and revenue and achieve desired revenue and expense synergies. For example, we may be unsuccessful in capturing the Web Pro market or in helping our customers attract new customers to their businesses from sites like Google, Yahoo!, Facebook and Yelp. In the future, we may not be able to find suitable acquisition candidates, and we may not be able to complete such acquisitions on favorable terms, if at all. If we do complete acquisitions, we may be unsuccessful in achieving the anticipated benefits of the acquisition and may fail to integrate the acquired business and operations effectively. In addition, any future acquisitions we complete could be viewed negatively by our customers, investors and industry analysts.

We may have to pay cash, incur debt or issue equity securities to pay for future acquisitions, each of which could adversely affect our financial condition or the value of our Class A common stock. Equity issuances in connection with potential future acquisitions may also result in dilution to our stockholders. In addition, our future operating results may be impacted by performance earn-outs or contingent bonuses. Furthermore, acquisitions may involve contingent liabilities, adverse tax consequences, additional equity-based compensation expense, adjustments for fair value of deferred revenue, the recording and subsequent amortization of amounts related to certain purchased intangible assets and, if unsuccessful, impairment charges resulting from the write-off of goodwill or other intangible assets associated with the acquisition, any of which could negatively impact our future results of operations.

In addition, if we are unsuccessful at integrating the operations or technologies associated with such acquisitions, into our company, the revenue and operating results of the combined company could be adversely affected. We may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired company, including issues related to intellectual property, solution quality or architecture, regulatory compliance practices and customer or sales channel issues. Any integration process may result in unforeseen operating difficulties and require significant time and resources, and we may not be able to manage the process successfully. In particular, we may encounter difficulties assimilating or integrating the companies, solutions, technologies, accounting systems, personnel or operations we acquire, particularly if the key personnel are geographically dispersed or choose not to work for us. We may also experience difficulty in effectively integrating or preserving the different cultures and practices of the companies we acquire. Acquisitions may also disrupt our core business, divert our resources and require significant management attention that would otherwise be available for development of our business. We may not successfully evaluate or utilize the acquired technology, intellectual property or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. If we fail to properly evaluate, execute or integrate acquisitions or investments, the anticipated benefits may not be realized, we may be exposed to unknown or unanticipated liabilities, and our business and prospects could be harmed.

If the rate of growth of small businesses and ventures is significantly lower than our estimates or if demand for our products does not meet expectations, our ability to generate revenue and meet our financial targets could be adversely affected.

Although we expect continued demand from small businesses and ventures for our products, it is possible the rate of growth may not meet our expectations, or the market may not grow, either of which would adversely affect our business. Our expectations for future revenue growth are based in part on assumptions reflecting our industry knowledge and experience serving small businesses and ventures, as well as our assumptions regarding demographic shifts, growth in the availability and capacity of Internet infrastructure internationally and the general economic climate. If any of these assumptions proves to be inaccurate, our revenue growth could be significantly lower than expected.

Our ability to compete successfully depends on our ability to offer an integrated and comprehensive suite of products enabling our diverse base of customers to start, grow and run their businesses. The success of our domains, hosting, presence and business applications offerings is predicated on the assumption that an online presence is, and will continue to be, an important factor in our customers’ abilities to establish, expand and manage their businesses quickly, easily and affordably. If we are incorrect in this assumption, for example due to the introduction of a new technology or industry standard superseding the importance of an online presence or renders our existing or future products obsolete, then our ability to retain existing customers and attract new customers could be adversely affected, which could harm our ability to generate revenue and meet our financial targets.

We rely on search engines to attract a meaningful portion of our customers. If search engines change their search algorithms or policies regarding advertising, increase their pricing or suffer problems, our ability to attract new customers may be impaired.

Many of our customers locate our website and products through Internet search engines such as Google, Yahoo! and Bing. The prominence of our website in response to search inquiries is a critical factor in attracting potential customers to our websites. If we are listed less prominently or fail to appear in search results for any reason, visits to our websites by customers and potential customers could decline significantly, and we may not be able to replace this traffic. Search engines revise their algorithms from time to time in an attempt to optimize their search results. If search engines on which we rely for algorithmic listings modify their algorithms, our websites may appear less prominently or not at all in search results, which could result in reduced traffic to our websites. Additionally, if the costs of search engine marketing services, such as Google AdWords, increase, we may incur additional marketing expenses or be required to allocate a larger portion of our marketing spend to this channel and our business and operating results could be adversely affected.

Furthermore, competitors may in the future bid on our brand names and other search terms we use to drive traffic to our websites. Such actions could increase our advertising costs and result in decreased traffic to our websites. In addition, search engines or social networking sites may change their advertising policies from time to time. If any change to these policies delays or prevents us from advertising through these channels, it could result in reduced traffic to our website and sales of our subscriptions.

If we are unable to increase sales of our products to Web Pros, our business, growth prospects and operating results will be adversely affected.

Historically, our business has been focused on serving individuals who are thinking about starting a business to small businesses and ventures that are up and running but need help growing and expanding their digital capabilities. As a result, our products were less suited to the needs of more technically skilled individuals or web developers and other Web Pros. Furthermore, we did not target Web Pros with our marketing activities or provide Customer Care resources tailored to this customer group. We continue to focus on Web Pros to increase our total customers and grow our revenue. Our recent acquisitions have further expanded our Web Pro offerings by providing additional features such as Managed WordPress, bolstered our Web Pro-focused Customer Care team and extended our reach into the Web Pro community. We are also working to tailor our marketing efforts to, and build dedicated Customer Care resources for, Web Pros. If we are unable to develop products and provide Customer Care addressing the needs of Web Pros, successfully target them with our marketing efforts or successfully leverage the Media Temple brand to capture a greater portion of the Web Pros market, our business, growth prospects and operating results could be adversely affected.

We maintain a network of different types of partners, some of which create integrations with our products. For example, we partnered with Microsoft Corporation to offer Office 365 email and other productivity tools to our customers and SiteLock, LLC (SiteLock) to offer website security products to our customers, and we have worked to make certain of our products interoperable with services such as Yelp. We have invested and will continue to invest in partner programs to provide new product offerings to our customers and help us attract additional customers. However, our relationships with our partners may not be as successful in generating new customers as we anticipate, which could adversely affect our ability to increase our total customers. Further, these programs could require substantial investment while providing no assurance of return or incremental revenue. We also rely on some of our partners to create integrations with third-party applications and platforms used by our customers, such as Office 365 and SiteLock. If our partners fail to create such integrations, or if they change the features of their applications or alter the terms governing use of their applications in an adverse manner, demand for our products could decrease, which would harm our business and operating results. If we are unable to maintain our contractual relationships with existing partners or establish new contractual relationships with potential partners, we may not be able to offer the products and related functionality our customers expect, and we may experience delays and increased costs in adding customers and may lose customers, which could have a material adverse effect on us. Any ineffectiveness of our partner programs could adversely affect our business and results of operations.

Our quarterly and annual operating results may be adversely affected due to a variety of factors, which could make our future results difficult to predict and could cause our operating results to fall below investor or analyst expectations.

Our quarterly and annual operating results and key metrics have varied from period to period in the past, and we expect they may continue to fluctuate as a result of a number of factors, many of which are outside of our control, including:

•	our ability to attract new customers and retain existing customers;

•	the timing and success of introductions of new products;

•	changes in the growth rate of small businesses and ventures;

•	changes in renewal rates for our subscriptions and our ability to sell additional products to existing customers;

•	refunds to our customers could be higher than expected;

•	the timing of revenue recognition relative to the recording of the related expense;

•	any negative publicity or other actions which harm our brand;

•	the timing of our marketing expenditures;

•	the mix of products sold;

•	our ability to maintain a high level of personalized Customer Care and resulting customer satisfaction;

•	competition in the market for our products;

•	our ability to expand internationally;

•	changes in foreign currency exchange rates;

•	rapid technological change, frequent new product introductions and evolving industry standards;

•	systems, data center and Internet failures, breaches and service interruptions;

•	changes in U.S. or foreign regulations that could impact one or more of our product offerings or changes to regulatory bodies, such as ICANN, as well as increased regulation by governments or multi-governmental organizations, such as the International Telecommunications Union, a specialized agency of the United Nations or the European Union, that could affect our business and our industry;

•	a delay in the authorization of new TLDs by ICANN or our ability to successfully on-board new TLDs which would impact the breadth of our customer offerings;

•	shortcomings in, or misinterpretations of, our metrics and data which cause us to fail to anticipate or identify market trends;

•	terminations of, disputes with, or material changes to our relationships with third-party partners, including referral sources, product partners and payment processors;

•	reductions in the selling prices for our products;

•	costs and integration issues associated with our acquisition of HEG and any other acquisitions we may make;

•	changes in legislation affecting our collection of indirect taxes both in the U.S. and in foreign jurisdictions;

•	developments associated with our proposed sale of PlusServer;

•	recording higher than expected domain portfolio assets resulting from an increased rate of failed sales on our aftermarket platform for transactions in which we act as the primary obligor;

•	timing of expenses and tax distributions;

•	threatened or actual litigation; and

•	loss of key employees.

Any one of the factors above, or the cumulative effect of some of the factors referred to above, may result in significant fluctuations in our quarterly or annual operating results, including fluctuations in our key financial and operating metrics, our ability to forecast those results and our ability to achieve those forecasts. This variability and unpredictability could result in our failing to meet our revenue, bookings or operating results expectations or those of securities analysts or investors for any period. In addition, a significant percentage of our operating expenses are fixed in nature and based on forecasted revenue and bookings trends. Accordingly, in the event of revenue or bookings shortfalls, we are generally unable to mitigate the negative impact on operating results in the short term.

We may release guidance in our quarterly earnings conference calls, quarterly earnings releases, or otherwise, based on predictions of management, which are necessarily speculative in nature. Our guidance may vary materially from actual results for a variety of reasons, including that our cash generation may be uneven across quarters. If our revenue, bookings or operating results, or the rate of growth of our revenue, bookings or operating results, fall below the expectations of our investors or financial analysts, or below any forecasts or guidance we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met our own or other publicly stated revenue, bookings or earnings forecasts. Our failure to meet our own or other publicly stated revenue, bookings or earnings forecasts, or even when we meet our own forecasts but fall short of analyst or investor expectations, could cause our stock price to decline and expose us to costly lawsuits, including securities class action suits. Such litigation against us could impose substantial costs and divert management’s attention and resources.

We have a history of operating losses and may not be able to achieve profitability in the future.

We had net losses of $22 million, $120 million and $143 million, in 2016, 2015 and 2014, respectively. While we have experienced revenue growth over these same periods, we may not be able to sustain or increase our growth or achieve profitability in the future or on a consistent basis. We have incurred substantial expenses and expended significant resources upfront to market, promote and sell our products. We also expect to continue to invest for future growth. In addition, we expect to continue to incur significant accounting, legal and other expenses as a public company.

As a result of our increased expenditures, we will have to generate and sustain increased revenue to achieve future profitability. Achieving profitability will require us to increase revenues, manage our cost structure and avoid significant liabilities. Revenue growth may slow or decline, or we may incur significant losses in the future for a number of possible reasons, including general macroeconomic conditions, increased competition, a decrease in the growth of the markets in which we operate, or if we fail for any reason to continue to capitalize on growth opportunities. Additionally, we may encounter unforeseen operating expenses, difficulties, complications, delays and other unknown factors that may result in losses in future periods. If these losses exceed our expectations or our revenue growth expectations are not met in future periods, our financial performance will be harmed, and our stock price could be volatile or decline.

We may need additional equity, debt or other financing in the future, which we may not be able to obtain on acceptable terms, or at all, and any additional financing may result in restrictions on our operations or substantial dilution to our stockholders.

We may need to raise funds in the future, for example, to develop new technologies, expand our business, respond to competitive pressures and make acquisitions. We may try to raise additional funds through public or private financings, strategic relationships or other arrangements. Although our credit agreements limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and may be amended with the consent of our lenders. Accordingly, under certain circumstances, we may incur substantial additional debt.

Our ability to obtain debt or equity funding will depend on a number of factors, including market conditions, interest rates, our operating performance, our credit rating and investor interest. Additional funding may not be available to us on acceptable terms or at all. If adequate funds are not available, we may be required to reduce expenditures, including curtailing our growth strategies, foregoing acquisitions or reducing our product development efforts. If we succeed in raising additional funds through the issuance of equity or equity-linked securities, then existing stockholders could experience substantial dilution. If we raise additional funds through the issuance of debt securities or preferred stock, these new securities would have rights, preferences and privileges senior to those of the holders of our Class A common stock. In addition, any such issuance could subject us to restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Further, to the extent we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described elsewhere in this 10-K, including our possible inability to service our debt, would increase.

Changes in accounting principles, or interpretations thereof, may cause unexpected financial reporting fluctuations and adversely affect our operating results and financial statements going forward.

We prepare our consolidated financial statements and the related notes in accordance with generally accepted accounting principles in the U.S. (GAAP). These principles are subject to interpretation by the Financial Accounting Standards Board (FASB), the SEC and various bodies formed to create and interpret appropriate accounting principles. Accounting rules and regulations are continually changing in ways that could materially impact our financial statements, and a change in the current accounting principles could have a significant effect on our reported results or may retroactively affect previously reported transactions. Additionally, the adoption of new or revised accounting principles may require us to make significant changes to our systems, processes and controls. For example, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, will supersede nearly all existing revenue recognition guidance. While we continue to assess the potential impacts of the new standard, we do not know or cannot reasonably estimate quantitative information related to its impact on our consolidated financial statements and related disclosures at this time. We cannot predict the impact of future changes to accounting principles or our accounting policies on our financial statements going forward, which could have a significant effect on our reported financial results. In addition, if we were to change our critical accounting estimates as a result of new accounting standards in the future, our financial position or results of operations could be significantly affected.

See Note 2 to our consolidated financial statements for the year ended December 31, 2016 filed with our Annual Report on 10-K for information regarding recent accounting pronouncements.

Because we are generally required to recognize revenue for our products over the term of the applicable agreement, changes in our sales may not be immediately reflected in our operating results.

As described in Note 2 to our consolidated financial statements for the year ended December 31, 2016 filed with our Annual Report on 10-K, we generally recognize revenue from our customers ratably over the respective terms of their subscriptions in accordance with GAAP. Our subscription terms are typically one year, but can range from monthly terms to multi-annual terms of up to 10 years depending on the product. Accordingly, increases in sales during a particular period do not translate into immediate, proportional increases in revenue during such period, and a substantial portion of the revenue we recognize during a quarter is derived from deferred revenue from customer subscriptions we entered into during previous quarters. As a result, our margins may suffer despite substantial sales activity during a particular period, since GAAP does not permit us to recognize all of the revenue from our sales immediately. Conversely, a decline in new or renewed subscriptions in any one quarter may not be reflected in our revenue for that quarter and the existence of substantial deferred revenue may prevent deteriorating sales activity from becoming immediately observable in our consolidated statement of operations. In addition, we may not be able to adjust spending in a timely manner to compensate for any unexpected bookings shortfall, and any significant shortfall in bookings relative to planned expenditures could negatively impact our business and results of operations.

Our failure to properly register or maintain our customers’ domain names could subject us to additional expenses, claims of loss or negative publicity that could have a material adverse effect on our business.

System and process failures related to our domain name registration product may result in inaccurate and incomplete information in our domain name database. Despite testing, system and process failures may remain undetected or unknown, which could result in compromised customer data, loss of or delay in revenues, failure to achieve market acceptance, injury to our reputation or increased product costs, any of which could harm our business. Furthermore, the requirements for securing and renewing domain names vary from registry to registry and are subject to change. We cannot guarantee we will be able to readily adopt and comply with the various registry requirements. Our failure or inability to properly register or maintain our customers’ domain names, even if we are not at fault, might result in significant expenses and subject us to claims of loss or to negative publicity, which could harm our business, brand and operating results.

We rely heavily on the reliability, security and performance of our internally developed systems and operations. Any difficulties in maintaining these systems may result in damage to our brand, service interruptions, decreased customer service or increased expenditures.

The reliability and continuous availability of the software, hardware and workflow processes underlying our internal systems, networks and infrastructure and the ability to deliver our products are critical to our business, and any interruptions resulting in our inability to timely deliver our products or Customer Care, or materially impacting the efficiency or cost with which we provide our products and Customer Care, would harm our brand, profitability and ability to conduct business. In addition, many of the software and other systems we currently use will need to be enhanced over time or replaced with equivalent commercial products or services, which may not be available on commercially reasonable terms or at all. Enhancing or replacing our systems, networks or infrastructure could entail considerable effort and expense. If we fail to develop and execute reliable policies, procedures and tools to operate our systems, networks or infrastructure, we could face a substantial decrease in workflow efficiency and increased costs, as well as a decline in our revenue.

We rely on a limited number of data centers to deliver most of our products. If we are unable to renew our data center agreements on favorable terms, or at all, our operating margins and profitability could be adversely affected and our business could be harmed.

We own one of our data centers and lease our remaining data center capacity from wholesale providers. We occupy our leased data center capacity pursuant to co-location service agreements with third-party data center facilities, which have built and maintain the co-located data centers for us and other parties. We currently serve all our customers from our GoDaddy-owned, Arizona-based data center as well as domestic and international co-located data center facilities located in Arizona, California, New York, Virginia, the Netherlands, Singapore, Germany, the United Kingdom, France and Spain. Although we own the servers in these co-located data centers and engineer and architect the systems upon which our platforms run, we do not control the operation of these facilities, and we depend on the operators of these facilities to ensure their proper security and maintenance.

Despite precautions taken at our data centers, these facilities may be vulnerable to damage or interruption from break-ins, computer viruses, DDOS or other cyber-attacks, acts of terrorism, vandalism or sabotage, power loss, telecommunications failures, fires, floods, earthquakes, hurricanes, tornadoes and similar events. The occurrence of any of these events or other unanticipated problems at these facilities could result in loss of data (including personal or payment card information), lengthy interruptions in the availability of our services and harm to our reputation and brand. While we have disaster recovery arrangements in place, they have been tested in only very limited circumstances and not during any large-scale or prolonged disasters or similar events.

The terms of our existing co-located data center agreements vary in length and expire on various dates through 2026. Only some of our agreements with our co-located data centers provide us with options to renew under negotiated terms. We also have agreements with other critical infrastructure vendors who provide all of our facilities, including our data centers, with bandwidth, fiber optics and electrical power. None of these infrastructure vendors are under any obligation to continue to provide these services after the expiration of their respective agreements with us, nor are they obligated to renew the terms of those agreements.

Our existing co-located data center agreements may not provide us with adequate time to transfer operations to a new facility in the event of early termination. If we were required to move our equipment to a new facility without adequate time to plan and prepare for such migration, we would face significant challenges due to the technical complexity, risk and high costs of the relocation. Any such migration could result in significant costs for us and may result in data loss and significant downtime for a significant number of our customers which could damage our reputation, cause us to lose current and potential customers and adversely affect our operating results and financial condition.

Undetected or unknown defects in our products could harm our business and future operating results.

The products we offer or develop, including our proprietary technology and technology provided by third parties, could contain undetected defects or errors. For example, a small number of recently issued SSL certificates failed due to a software bug inadvertently introduced during a routine code change. We revoked the SSL certificates potentially affected by the bug as a precautionary matter, remedied the bug, contacted affected customers, and initiated a new certificate request on their behalf at no additional cost. The performance of our products could have unforeseen or unknown adverse effects on the networks over which they are delivered as well as, more broadly, on Internet users and consumers and third-party applications and services utilizing our solutions. These adverse effects, defects and errors, and other performance problems relating to our products could result in legal claims against us that harm our business and damage our reputation. The occurrence of any of the foregoing could result in compromised customer data, loss of or delay in revenues, an increase in our annual refund rate, which has ranged from 6.6% to 7.2% of total bookings from 2014 to 2016, loss of market share, failure to achieve market acceptance, diversion of development resources, injury to our reputation or brand and increased costs. In addition, while our terms of service specifically disclaim certain warranties, and contain limitations on our liability, courts may still hold us liable for such claims if asserted against us.

Privacy concerns relating to our technology could damage our reputation and deter existing and new customers from using our products.

From time to time, concerns have been expressed about whether our products or processes compromise the privacy of customers and others. Concerns about our practices with regard to the collection, use, disclosure or security of personally identifiable information, including payment card information, or other privacy related matters, even if unfounded, could damage our reputation and adversely affect our operating results. In addition, as nearly all of our products are cloud-based, the amount of data we store for our customers on our servers (including personally identifiable information) has been increasing. Any systems failure or compromise of our security resulting in the release of our users’ or customers’ data could seriously limit the adoption of our product offerings, as well as harm our reputation and brand and, therefore, our business. We expect to continue to expend significant resources to protect against security breaches. The risk that these types of events could seriously harm our business is likely to increase as we expand the number of cloud-based products we offer and operate in more countries.

We are subject to privacy and data protection laws and regulations as well as contractual privacy and data protection obligations. Our failure to comply with these or any future laws, regulations or obligations could subject us to sanctions and damages and could harm our reputation and business.

We are subject to a variety of laws and regulations, including regulation by various federal government agencies, including the Federal Trade Commission (FTC), Federal Communications Commission, and state and local agencies. We collect personally identifiable information, including payment card information, and other data from our current and prospective customers, website users and employees. The U.S. federal and various state and foreign governments have adopted or proposed limitations on, or requirements regarding, the collection, distribution, use, security and storage of personally identifiable information of individuals, including payment card information, and the FTC and many state attorneys general are applying federal and state consumer protection laws to impose standards on the online collection, use and dissemination of data. Self-regulatory obligations, other industry standards, policies, and other legal obligations may apply to our collection, distribution, use, security or storage of personally identifiable information or other data relating to individuals, including payment card information. These obligations may be interpreted and applied in an inconsistent manner from one jurisdiction to another and may conflict with one another, other regulatory requirements or our internal practices. Any failure or perceived failure by us to comply with U.S., E.U. or other foreign privacy or security laws, policies, industry standards or legal obligations or any security incident resulting in the unauthorized access to, or acquisition, release or transfer of, personally identifiable information or other data relating to our customers, employees and others, including payment card information, may result in governmental enforcement actions, litigation, fines and penalties or adverse publicity and could cause our customers to lose trust in us, which could have an adverse effect on our reputation and business.

We expect there will continue to be new proposed laws, regulations and industry standards concerning privacy, data protection and information security in the U.S., the European Union and other jurisdictions, and we cannot yet determine the impact such future laws, regulations and standards may have on our business. Future laws, regulations, standards and other obligations could impair our ability to collect or use information we utilize to provide targeted advertising to our customers, thereby impairing our ability to maintain and grow our total customers and increase revenue. Future restrictions on the collection, use, sharing or disclosure of our users’ data or additional requirements for express or implied consent of users for the use and disclosure of such information could require us to modify our products, possibly in a material manner, and could limit our ability to develop new products and features.

In particular, with regard to transfers of personal data, as such term is used in the 1995 EU Data Protection Directive and applicable European Union member state legislation, from our employees and European customers and users to the U.S., we historically have relied upon adherence to the U.S. Department of Commerce’s Safe Harbor Privacy Principles and compliance with the U.S.-EU Safe Harbor Framework agreed to by the U.S. Department of Commerce and the European Union. The U.S.-EU Safe Harbor Framework, which established means for legitimizing the transfer of personal data by U.S. companies from the European Economic Area (the EEA) to the U.S., was invalidated in October 2015 by a decision of the European Court of Justice (the ECJ). In light of the ECJ’s decision, we have engaged in a review of our business practices and recently self-certified under the U.S.-EU Privacy Shield, a replacement framework for the U.S.-EU Safe Harbor Framework that was adopted in July 2016. The U.S.-EU Privacy Shield may be subject to legal challenge and may be modified or invalidated, and we may be unsuccessful in maintaining legitimate means for our transfer and receipt of personal data from the EEA. We may experience reluctance or refusal by current or prospective European customers to use our products, and we may find it necessary or desirable to make further changes to our handling of personal data of EEA residents. The regulatory environment applicable to the handling of EEA residents’ personal data, and our actions taken in response, may cause us to assume additional liabilities or incur additional costs, and could result in our business, operating results and financial condition being harmed. Additionally, we and our customers may face a risk of enforcement actions by data protection authorities in the EEA relating to personal data transfers to us and by us from the EEA. Any such enforcement actions could result in substantial costs and diversion of resources, distract management and technical personnel and negatively affect our business, operating results and financial condition.

In addition, several foreign countries and governmental bodies including the European Union and Canada, have laws and regulations concerning the collection and use of personally identifiable information obtained from their residents, including payment card information, which are often more restrictive than those in the U.S. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, disclosure and security of personally identifiable information, including payment card information identifying, or which may be used to identify, an individual, such as names, email addresses and, in some jurisdictions, Internet Protocol (IP) addresses. Although we are working to comply with those laws and regulations applicable to us, these and other obligations may be modified and they may be interpreted in different ways by courts, and new laws and regulations may be enacted in the future. Within the European Union, legislators have approved the General Data Protection Regulation (GDPR), a new regulation that will become effective in May 2018 and, at that time, will supersede the 1995 European Union Data Protection Directive. The GDPR includes more stringent operational requirements for processors and controllers of personal data, including payment card information, imposes significant penalties for non-compliance and has broader extra-territorial effect. As the GDPR is a regulation rather than a directive, it requires strict adoption by all EU member states, but permits those member states to enact supplemental requirements if they so choose. Further, following a referendum in June 2016 in which voters in the United Kingdom approved an exit from the EU, it is expected that the United Kingdom government will initiate a process to leave the EU. This has created uncertainty with regard to the future regulation of data protection in the United Kingdom.

Any new laws, regulations, other legal obligations or industry standards, or any changed interpretation of existing laws, regulations or other standards may require us to incur additional costs and restrict our business operations. If our privacy or data security measures fail to comply with current or future laws, regulations, policies, legal obligations or industry standards, we may be subject to litigation, regulatory investigations, fines or other liabilities, as well as negative publicity and a potential loss of business. Moreover, if future laws, regulations, other legal obligations or industry standards, or any changed interpretations of the foregoing limit our customers’ ability to use and share personally identifiable information, including payment card information, or our ability to store, process and share such personally identifiable information or other data, demand for our products could decrease, our costs could increase, and our business, operating results and financial condition could be harmed.

Failure to adequately protect and enforce our intellectual property rights could substantially harm our business and operating results.

The success of our business depends in part on our ability to protect and enforce our patents, trademarks, copyrights, trade secrets and other intellectual property rights. We attempt to protect our intellectual property under patent, trademark, copyright and trade secret laws, and through a combination of confidentiality procedures, contractual provisions and other methods, all of which offer only limited protection.

As of December 31, 2016, we had 193 issued patents in the U.S. covering various aspects of our product offerings. Additionally, as of December 31, 2016, we had 186 pending U.S. patent applications and intend to file additional patent applications in the future. The process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. We may choose not to seek patent protection for certain innovations and may choose not to pursue patent protection in certain jurisdictions, and under the laws of certain jurisdictions, patents or others intellectual property may be unavailable or limited in scope. Furthermore, it is possible that our patent applications may not issue as granted patents, that the scope of our issued patents will be insufficient or not have the coverage originally sought, that our issued patents will not provide us with any competitive advantages, and that our patents and other intellectual property rights may be challenged by others or invalidated through administrative processes or litigation. In addition, issuance of a patent does not assure that we have an absolute right to practice the patented invention, or that we have the right to exclude others from practicing the claimed invention. As a result, we may not be able to obtain adequate patent protection or to enforce our issued patents effectively.

In addition to patented technology, we rely on our unpatented proprietary technology and confidential proprietary information, including trade secrets and know-how. Despite our efforts to protect the proprietary and confidential nature of such technology and information, unauthorized parties may attempt to misappropriate, reverse engineer or otherwise obtain and use them. The contractual provisions in confidentiality agreements and other agreements we generally enter into with employees, consultants, partners, vendors and customers may not prevent unauthorized use or disclosure of our proprietary technology or intellectual property rights and may not provide an adequate remedy in the event of unauthorized use or disclosure of our proprietary technology or intellectual property rights. Moreover, policing unauthorized use of our technologies, products and intellectual property is difficult, expensive and time-consuming, particularly in foreign countries where the laws may not be as protective of intellectual property rights as those in the U.S. and where mechanisms for enforcement of intellectual property rights may be weak. To the extent we expand our international activities, our exposure to unauthorized copying and use of our products and proprietary information may increase. We may be unable to determine the extent of any unauthorized use or infringement of our products, technologies or intellectual property rights.

As of December 31, 2016, we had 395 registered trademarks in 63 countries, including the GoDaddy logo and mark in all international markets in which we operate or intend to operate. We have also registered, or applied to register, the trademarks associated with several of our leading brands in the U.S. and in certain other countries. Competitors and others may have adopted, and in the future may adopt, tag lines or service or product names similar to ours, which could impede our ability to build our brands’ identities and possibly lead to confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered and common law trademarks or trademarks incorporating variations of the terms or designs of one or more of our trademarks and opposition filings made when we apply to register our trademarks.

From time to time, legal action by us may be necessary to enforce our patents, trademarks and other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the intellectual property rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources, distract management and technical personnel and negatively affect our business, operating results and financial condition. If we are unable to protect our intellectual property rights, we may find ourselves at a competitive disadvantage to others who need not incur the additional expense, time and effort required to create the innovative products that have enabled us to be successful to date. Any inability on our part to protect adequately our intellectual property may have a material adverse effect on our business, operating results and financial condition.

We are currently a party to intellectual property claims and litigation asserted by third parties, and may be subject to additional claims and litigation in the future, which could result in significant costs and substantially harm our business and results of operations.

In recent years, there has been significant litigation in the U.S. and abroad involving patents and other intellectual property rights. Companies providing web-based and cloud-based products are increasingly bringing, and becoming subject to, suits alleging infringement of proprietary rights, particularly patent rights. The possibility of intellectual property infringement claims also may increase to the extent we face increasing competition and become increasingly visible. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their intellectual property rights. In addition, our exposure to risks associated with the use of intellectual property may increase as a result of acquisitions we make or our use of software licensed from or hosted by third parties, as we have less visibility into the development process with respect to such technology or the care taken to safeguard against infringement risks. Third parties may make infringement and similar or related claims after we have acquired or licensed technology that had not been asserted prior to our acquisition or license. Many companies are devoting significant resources to obtaining patents that could affect many aspects of our business. This may prevent us from deterring patent infringement claims, and our competitors and others may now and in the future have larger and more mature patent portfolios than we have.

We currently face, and expect to face in the future, claims and litigation by third parties that we infringe upon or misappropriate their intellectual property rights. Defending patent and other intellectual property claims and litigation is costly and can impose a significant burden on management and employees, and there can be no assurances that favorable final outcomes will be obtained in all cases. In addition, plaintiffs may seek, and we may become subject to, preliminary or provisional rulings in the course of any such litigation, including potential preliminary injunctions requiring us to cease offering certain of our products or features. We may decide to settle such lawsuits and disputes on terms that are unfavorable to us. Similarly, if any litigation to which we are a party is resolved adversely, we may be subject to an unfavorable judgment that may not be reversed upon appeal. The terms of such a settlement or judgment may require us to cease offering certain of our products or features or pay substantial amounts to the other party. In addition, we may have to seek a license to continue practices found to be in violation of a third party’s rights, which may not be available on reasonable terms, or at all, and may significantly increase our operating costs and expenses. As a result, we may also be required to develop alternative non-infringing technology or discontinue offering certain products or features. The development of alternative non-infringing technology, products or features could require significant effort and expense or may not be feasible. Our business, financial condition and results of operations could be adversely affected by intellectual property claims or litigation.

We are involved in numerous lawsuits, including putative class action lawsuits, that are expensive and time consuming and could adversely affect our business, financial condition and results of operations.

In addition to intellectual property claims, we are also involved in other types of litigation and claims, including employment, commercial and consumer protection claims. Plaintiffs in such current and future litigation matters often file such lawsuits on behalf of a putative class and typically claim substantial statutory damages and attorney’s fees, and often seek changes to our products, features or business practices. As a result, although the results of any such current or future litigation, regardless of the underlying nature of the claims, cannot be predicted with certainty, the final outcome of any current or future claims or lawsuits we face could adversely affect our business, financial condition and results of operations. Any negative outcome from claims or litigation, including settlements, could result in payments of substantial monetary damages or fines, attorney’s fees or undesirable changes to our products, features or business practices. Further, claims or litigation brought against our customers or business partners may subject us to indemnification obligations or obligations to refund fees to, and adversely affect our relationships with, our customers or business partners. Such indemnification or refund obligations or litigation judgments or settlements that result in the payment of substantial monetary damages, fines and attorneys’ fees may not be sufficiently covered by our insurance policies if at all.

In addition, during the course of any litigation, regardless of its nature, there could be public announcements of the results of hearings, motions, preliminary rulings or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the trading price of our Class A common stock. Regardless of whether any claims against us have any merit, these claims are time-consuming and costly to evaluate and defend, and can impose a significant burden on management and employees. Further, because of the substantial amount of discovery required in connection with litigation, there is a risk that some of our confidential business or other proprietary information could be compromised by disclosure.

Litigation to which we are currently a party, including putative class action lawsuits, or to which we may become a party in the future, may adversely affect our business, financial condition and results of operations.

Our use of open source technology could impose limitations on our ability to commercialize our products.

We use open source software in our business, including in our products. It is possible some such open source software is governed by licenses containing requirements that we make available source code for modifications or derivative works we create based upon the open source software, and that we license such modifications or derivative works under the terms of a particular open source license or other license granting third parties certain rights of further use. By the terms of certain open source licenses, we could be required to release the source code of our proprietary software, and to make our proprietary software available under open source licenses, if we combine our proprietary software with open source software in certain manners.

Although we monitor our use of open source software in an effort to avoid subjecting our products to conditions we do not intend, we cannot be certain all open source software is reviewed prior to use in our proprietary software, that programmers working for us have not incorporated open source software into our proprietary software, or that they will not do so in the future. Any requirement to disclose our proprietary source code or to make it available under an open source license could be harmful to our business, operating results and financial condition. Furthermore, the terms of many open source licenses have not been interpreted by U.S. courts. As a result, there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our products. In such an event, we could be required to seek licenses from third parties to continue offering our products, to make our proprietary code generally available in source code form, to re-engineer our products or to discontinue the sale of our products if re-engineering could not be accomplished on a timely basis, any of which could adversely affect our business, operating results and financial condition.

Our business depends on our customers’ continued and unimpeded access to the Internet and the development and maintenance of Internet infrastructure. Internet access providers may be able to block, degrade or charge for access to certain of our products, which could lead to additional expenses and the loss of customers.

Our products depend on the ability of our customers to access the Internet. Currently, this access is provided by companies having significant market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies and government-owned service providers. The adoption of any laws or regulations adversely affecting the growth, popularity or use of the Internet, including laws impacting Internet neutrality, could decrease the demand for our products and increase our operating costs. The legislative and regulatory landscape regarding the regulation of the Internet and, in particular, Internet neutrality, in the U.S. are subject to uncertainty. The Federal Communications Commission passed Open Internet rules in February 2015, effective in June 2015, generally providing for Internet neutrality with respect to fixed and mobile broadband Internet service, but they remain subject to court challenge. In addition, the regulatory environment related to Internet neutrality under the new presidential administration may increase the likelihood that Internet neutrality rules may be modified or eliminated. Any changes in the legislative and regulatory landscape regarding Internet neutrality, or otherwise regarding the regulation of the Internet, could harm our business. For example, to the extent any laws, regulations or rulings permit Internet service providers to charge some users higher rates than others for the delivery of their content, Internet service providers could attempt to use such law, regulation or ruling to impose higher fees or deliver our content with less speed, reliability or otherwise on a non-neutral basis as compared to other market participants, and our business could be adversely impacted. Internationally, government regulation concerning the Internet, and in particular, network neutrality, may be developing or non-existent. Within such a regulatory environment, we could experience discriminatory or anti-competitive practices impeding both our and our customers’ domestic and international growth, increasing our costs or adversely affecting our business.

Our corporate culture has contributed to our success, and if we cannot maintain this culture, we could lose the innovation, creativity and teamwork fostered by our culture, and our business may be harmed.

We believe a critical contributor to our success has been our corporate culture, which we believe fosters innovation, creativity, a customer-centric focus, collaboration and loyalty. Our corporate culture is central to our devoted Customer Care team which is a key component of the value we offer our customers. As we continue to evolve our business, we may find it difficult to maintain these important aspects of our corporate culture, which could limit our ability to innovate and operate effectively. Difficulty in preserving our corporate culture will be exacerbated as we continue to expand internationally, grow our employee base and expand our solutions. Any failure to preserve our culture could also negatively affect our ability to retain and recruit personnel, continue to perform at current levels or execute on our business strategy.

Our business is exposed to risks associated with credit card and other online payment chargebacks and fraud.

A majority of our revenue is processed through credit cards and other online payments. If our refunds or chargebacks increase, our processors could require us to create reserves, increase fees or terminate their contracts with us, which would have an adverse effect on our financial condition.

Our failure to limit fraudulent transactions conducted on our websites, such as through the use of stolen credit card numbers, could also subject us to liability and adversely impact our reputation. Under credit card association rules, penalties may be imposed at the discretion of the association for inadequate fraud protection. Any such potential penalties would be imposed on our credit card processor by the association. Under our contracts with our payment processors, we are required to reimburse them for such penalties. However, we face the risk that we may fail to maintain an adequate level of fraud protection and that one or more credit card associations or other processors may, at any time, assess penalties against us or terminate our ability to accept credit card payments or other form of online payments from customers, which would have a material adverse effect on our business, financial condition and operating results.

We could also incur significant fines or lose our ability to give customers the option of using credit cards to pay for our products if we fail to follow payment card industry data security standards, even if there is no compromise of customer information. Although we believe we are in compliance with payment card industry data security standards and do not believe there has been a compromise of customer information, it is possible that at times either we or any of our acquired companies may not have been in full compliance with these standards. Accordingly, we could be fined, which could impact our financial condition, or certain of our products could be suspended, which would cause us to be unable to process payments using credit cards. If we are unable to accept credit card payments, our business, financial condition and operating results may be adversely affected.

In addition, we could be liable if there is a breach of the payment information we store. Online commerce and communications depend on the secure transmission of confidential information over public networks. We rely on encryption and authentication technology to authenticate and secure the transmission of confidential information, including customer credit card numbers. However, we cannot ensure this technology will prevent breaches of the systems we use to protect customer payment data. Although we maintain network security insurance, we cannot be certain our coverage will be adequate for liabilities actually incurred or insurance will continue to be available to us on reasonable terms, or at all. In addition, some of our partners also collect or possess information about our customers, and we may be subject to litigation or our reputation may be harmed if our partners fail to protect our customers’ information or if they use it in a manner inconsistent with our policies and practices. Data breaches can also occur as a result of non-technical issues. Under our contracts with our processors, if there is unauthorized access to, or disclosure of, credit card information we store, we could be liable to the credit card issuing banks for their cost of issuing new cards and related expenses.

Activities of customers or the content of their websites could damage our reputation and brand or harm our business and financial results.

As a provider of domain name registration and hosting and presence products, we may be subject to potential liability for the activities of our customers on or in connection with their domain names or websites or for the data they store on our servers. Although our terms of service prohibit illegal use of our products by our customers and permit us to take down or suspend websites or take other appropriate actions for illegal use, customers may nonetheless engage in prohibited activities or upload or store content with us in violation of applicable law or the customer’s own policies, which could subject us to liability. Furthermore, our reputation and brand may be negatively impacted by the actions of customers that are deemed to be hostile, offensive or inappropriate. We do not proactively monitor or review the appropriateness of the domain names our customers register or the content of their websites, and we do not have control over customer activities. The safeguards we have in place may not be sufficient to avoid harm to our reputation and brand, especially if such hostile, offensive or inappropriate use is high profile.

Several U.S. federal statutes may apply to us with respect to various activities of our customers, including: the Digital Millennium Copyright Act of 1998 (the DMCA), which provides recourse for owners of copyrighted material who believe their rights under U.S. copyright law have been infringed on the Internet; the Communications Decency Act of 1996 (the CDA), which regulates content on the Internet unrelated to intellectual property; and the Anticybersquatting Consumer Protection Act (the ACPA), which provides recourse for trademark owners against cybersquatters. The DMCA and the CDA generally protect online service providers like us that do not own or control website content posted by customers from liability for certain activities of customers, such as the posting of defamatory or obscene content, unless the online service provider is participating in the unlawful conduct. For example, the safe harbor provisions of the DMCA shield Internet service providers and other intermediaries from direct or indirect liability for copyright infringement. However, under the DMCA, we must follow the procedures for handling copyright infringement claims set forth in the DMCA including expeditiously removing or disabling access to the allegedly infringing material upon the receipt of a proper notice from, or on behalf of, a copyright owner alleging infringement of copyrighted material located on websites we host. Under the CDA, we are generally not responsible for the customer-created content hosted on our servers and thus are generally immunized from liability for torts committed by others. Consequently, we do not monitor hosted websites or prescreen the content placed by our customers. Under the safe harbor provisions of the ACPA, domain name registrars are shielded from liability in many circumstances, including cybersquatting, although the safe harbor provisions may not apply if our activities are deemed outside the scope of registrar functions.

Although these statutes and case law in the U.S. have generally shielded us from liability for customer activities to date, court rulings in pending or future litigation may narrow the scope of protection afforded us under these laws. Neither the DMCA nor the CDA generally apply to claims of trademark violations, and thus they may be inapplicable to many of the claims asserted against our company. Furthermore, notwithstanding the exculpatory language of these bodies of law, the activities of our customers may result in threatened or actual litigation against us. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results.

In addition, laws governing these activities are unsettled in many international jurisdictions, or may prove difficult or impossible for us to comply with in some international jurisdictions. Also, other existing bodies of law, including the criminal laws of various states, may be deemed to apply or new statutes or regulations may be adopted in the future, any of which could expose us to further liability and increase our costs of doing business.

We may face liability or become involved in disputes over registration and transfer of domain names and control over websites.

As a provider of web-based and cloud-based products, including as a registrar of domain names and related products, we from time to time become aware of disputes over ownership or control of customer accounts, websites or domain names. We could face potential claims of tort law liability for our failure to renew a customer’s domain. We could also face potential tort law liability for our role in the wrongful transfer of control or ownership of accounts, websites or domain names. The safeguards and procedures we have adopted may not be successful in insulating us against liability from such claims in the future. In addition, we face potential liability for other forms of account, website or domain name hijacking, including misappropriation by third parties of our network of customer accounts, websites or domain names and attempts by third parties to operate accounts, websites or domain names or to extort the customer whose accounts, websites or domain names were misappropriated. Furthermore, we are exposed to potential liability as a result of our domain privacy product, wherein the identity and contact details for the domain name registrant are masked. Although our terms of service reserve our right to take certain steps when domain name disputes arise related to our privacy product, including the removal of our privacy service, the safeguards we have in place may not be sufficient to avoid liability, which could increase our costs of doing business.

Occasionally one of our customers may register a domain name identical, or similar, to a third party’s trademark or the name of a living person. These occurrences have in the past and may in the future lead to our involvement in disputes over such domain names. Disputes involving registration or control of domain names are often resolved through the Uniform Domain Name Dispute Resolution Policy (the UDRP), ICANN’s administrative process for domain name dispute resolution, or less frequently through litigation under the ACPA, or under general theories of trademark infringement or dilution. The UDRP generally does not impose liability on registrars, and the ACPA provides that registrars may not be held liable for registration or maintenance of a domain name absent a showing of the registrar’s bad faith intent to profit. However, we may face liability if we act in bad faith or fail to comply in a timely manner with procedural requirements under these rules, including forfeiture of domain names in connection with UDRP actions. In addition, domain name registration disputes and compliance with the procedures under the ACPA and URDP typically require at least limited involvement by us and, therefore, increase our cost of doing business. The volume of domain name registration disputes may increase in the future as the overall number of registered domain names increases.

We are dependent on the continued services and performance of our senior management and other key employees, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and contributions of our senior management and other key employees to execute on our business plan and to identify and pursue new opportunities and product innovations. The loss of services of senior management or other key employees could significantly delay or prevent the achievement of our development and strategic objectives. In addition, some of the members of our current management team have only been working together for a short period of time, which could adversely impact our ability to achieve our goals. The loss of the services of our senior management or other key employees for any reason could adversely affect our business, financial condition and operating results.

If we are unable to hire, retain and motivate qualified personnel, our business would suffer.

Our future success and ability to innovate depends, in part, on our ability to continue to attract and retain highly skilled personnel. The loss of the services of any of our key personnel, the inability to attract or retain qualified personnel or delays in hiring required personnel, may seriously harm our business, financial condition and operating results. Our ability to continue to attract and retain highly skilled personnel, specifically employees with technical and engineering skills and employees with language skills and cultural knowledge of the geographic markets we have recently expanded to or that we intend to expand to in the near future, will be critical to our future success. Competition for highly skilled personnel is frequently intense, particularly in U.S. tech hubs such as the San Francisco Bay Area, Seattle and Cambridge. We are limited in our ability to recruit global talent by U.S. immigration laws, including those related to H1-B visas. The demand for H-1B visas to fill highly-skilled IT and computer science jobs is greater than the number of H-1B visas available each year; for the U.S. government’s 2017 fiscal year, the U.S. issued 85,000 H-1B visas out of 236,000 requests. In addition, the regulatory environment related to immigration under the new presidential administration may increase the likelihood that immigration laws may be modified to further limit the availability of the H1-B visa. In addition, many of our employees have outstanding options or other equity awards. As a public company, the ability of our employees to sell their stock received pursuant to equity awards in the public market may lead to a larger than normal turnover rate. We intend to issue stock options or other equity awards as key components of our overall compensation and employee attraction and retention efforts. In addition, we are required under GAAP to recognize compensation expense in our operating results for employee equity-based compensation under our equity grant programs, which may negatively impact our operating results and may increase the pressure to limit equity-based compensation. We may not be successful in attracting, assimilating or retaining qualified personnel to fulfill our current or future needs. Also, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited or divulged proprietary or other confidential information.

The requirements of being a public company may strain our resources.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act) and the listing standards of the New York Stock Exchange (the NYSE). We expect the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources. Management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results.

The Sarbanes-Oxley Act requires us, among other things, to maintain effective disclosure controls and procedures and internal control over financial reporting. We continue to develop and refine our disclosure controls and other procedures designed to ensure that information required to be disclosed by us in the reports we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We also continue to improve our internal control over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate we will continue to expend, significant resources, including legal and accounting-related costs and significant management oversight.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

We were able to determine in our management’s report for fiscal 2016 that our internal control over financial reporting is effective, as well as provide an unqualified attestation report from our independent registered public accounting firm to that effect. In the event that our chief executive officer, chief financial officer, or independent registered public accounting firm determines in the future that our internal control over financial reporting is not effective as defined under Section 404 of the Sarbanes-Oxley Act, we could be subject to one or more investigations or enforcement actions by state or federal regulatory agencies, stockholder lawsuits or other adverse actions requiring us to incur defense costs, pay fines, settlements or judgments and causing investor perceptions to be adversely affected and potentially resulting in restatement of our financial statements for prior periods and a decline in the market price of our stock.

In addition, our current internal controls and any new controls we implement may become inadequate because of changes in conditions in our business or information technology systems or changes in the applicable laws, regulations and standards. We have also recently acquired, and may acquire in future, companies that were not subject to the Sarbanes-Oxley regulations and accordingly were not required to establish and maintain an internal control infrastructure meeting the standards promulgated under the Sarbanes-Oxley Act. Any failure to design or operate effective controls, any difficulties encountered in their implementation or improvement, or any failure to implement adequate internal controls for our acquired companies could harm our operating results or cause us to fail to meet our reporting obligations. Not fully recognizing, understanding or testing the state of or changes in our internal control environment could also adversely affect the results of management evaluations and independent registered public accounting firm audits of our internal control over financial reporting, about which we are required to include in our periodic reports filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our Class A common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the NYSE in the future.

Economic conditions in the United States and international economies may adversely impact our business and operating results.

General economic conditions, such as a recession or economic slowdown in the U.S. or in one or more of our other major markets, could adversely affect demand for our products. The recent national and global economic downturn affected many sectors of the economy and resulted in, among other things, declines in overall economic growth, consumer and corporate confidence and spending, increases in unemployment rates and uncertainty about economic stability. Changing macroeconomic conditions may affect our business in a number of ways, making it difficult to accurately forecast and plan our future business activities. In particular, spending patterns of small businesses and ventures are difficult to predict and are sensitive to the general economic climate, the economic outlook specific to small businesses and ventures, the then-current level of profitability experienced by small businesses and ventures and overall consumer confidence. Our products may be considered discretionary by many of our current and potential customers. As a result, people considering whether to purchase or renew subscriptions to our products may be influenced by macroeconomic factors affecting small businesses and ventures and consumer spending. Uncertain and adverse economic conditions may also lead to a decline in the ability of our customers to use or access credit, including through credit cards, as well as increased refunds and chargebacks, any of which could adversely affect our business. Although we continued to grow through the most recent recession, we may be unable to do so in future economic slowdowns.

To the extent conditions in the national and global economy change, our business could be harmed as customers may reduce or postpone spending or choose not to purchase or renew subscriptions to our products. Changing economic conditions may also adversely affect third parties with which we have entered into relationships and upon which we depend in order to grow our business.

We are subject to export controls and economic sanctions laws that could impair our ability to compete in international markets and subject us to liability if we are not in full compliance with applicable laws.

Our business activities are subject to various restrictions under U.S. export controls and trade and economic sanctions laws, including the U.S. Commerce Department’s Export Administration Regulations and economic and trade sanctions regulations maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC). If we fail to comply with these laws and regulations, we could be subject to civil or criminal penalties and reputational harm. U.S. export control laws and economic sanctions laws also prohibit certain transactions with U.S. embargoed or sanctioned countries, governments, persons and entities.

We employ a number of screening and other remedial measures designed to prevent users in embargoed countries and prohibited persons from purchasing or accessing our products or services. Even though we take precautions to prevent transactions with U.S. sanctions targets, there is risk that in the future we could provide our products to such targets despite such precautions. Changes in the list of embargoed countries and regions or prohibited persons may require us to modify these procedures in order to comply with governmental regulations. This could result in negative consequences to us, including government investigations, penalties and reputational harm.

Changes in our products or changes in export and import regulations may create delays in the introduction and sale of our products in international markets or, in some cases, prevent the sale of our products to certain countries, governments or persons altogether. Any change in export or import regulations, shift in the enforcement or scope of existing regulations, or change in the countries, governments, persons or technologies targeted by such regulations, could result in decreased use of our products or decreased ability to sell our products to existing or potential customers. Any decreased use of our products or limitation on our ability to sell our products internationally could adversely affect our growth prospects.

Due to the global nature of our business, we could be adversely affected by violations of anti-bribery and anti-corruption laws.

The global nature of our business creates various domestic and local regulatory challenges. The U.S. Foreign Corrupt Practices Act of 1977, as amended (the FCPA), the U.K. Bribery Act 2010 (the U.K. Bribery Act), U.S. Travel Act and similar anti-bribery and anti-corruption laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to foreign government officials and other persons for the corrupt purpose of obtaining or retaining business, directing business to any person or securing any advantage. In addition, companies are required to maintain records accurately and fairly representing their transactions and having an adequate system of internal accounting controls. We face significant risks if we fail to comply with the FCPA and other anti-corruption and anti-bribery laws prohibiting companies and their employees and third-party intermediaries from authorizing, offering or providing, directly or indirectly, improper payments or benefits to foreign government officials, political parties and private-sector recipients for an illegal purpose.

We operate in areas of the world experiencing corruption by government officials to some degree and, in certain circumstances, compliance with anti-bribery and anti-corruption laws may conflict with local customs and practices. We operate in several countries and sell our products to customers around the world, which geographically stretches our compliance obligations. In addition, changes in laws could result in increased regulatory requirements and compliance costs which could adversely affect our business, financial condition and results of operations. While we are committed to complying with all applicable anti-bribery and anti-corruption laws, we cannot assure our employees or other agents will not engage in prohibited conduct and render us responsible under the FCPA or the U.K. Bribery Act.

If we are found to be in violation of the FCPA, the U.K. Bribery Act or other anti-bribery and anti-corruption laws (either due to acts or inadvertence of our employees, or due to the acts or inadvertence of others), we could suffer criminal or civil penalties or other sanctions, which could have a material adverse effect on our business. Any violation of the FCPA or other applicable anti-corruption or anti-bribery laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions and, in the case of the FCPA, suspension or debarment from U.S. government contracts, which could have a material and adverse effect on our reputation, business, operating results and prospects. In addition, responding to any enforcement action may result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our operating results and financial condition.

We are subject to income taxes in the U.S. and various foreign jurisdictions, and our domestic and international tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets (DTAs) and liabilities (DTLs);

•	expected timing and amount of the release of any tax valuation allowances;

•	expiration of, or detrimental changes in, research and development tax credit laws;

•	tax effects of equity-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	future earnings being lower than anticipated in countries where we have lower statutory tax rates and higher than anticipated earnings in countries where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by federal and state and foreign tax authorities. Outcomes from these audits could have an adverse effect on our operating results and financial condition. In addition, the regulatory environment related to taxation under the new presidential administration may increase the likelihood that tax laws may be modified.

Our business is subject to the risks of earthquakes, fire, power outages, floods and other catastrophic events and to interruption by man-made problems such as terrorism.

A significant natural disaster, such as an earthquake, fire or flood could have a material adverse impact on our business, operating results and financial condition. Natural disasters could lead to significant power outages and otherwise affect our data centers as well as our infrastructure vendors’ abilities to provide connectivity and perform services on a timely basis. In the event our or our service providers’ IT systems’ abilities are hindered by any of the events discussed above, we and our customers’ websites could experience downtime, and our products could become unavailable. In addition, acts of terrorism and other geopolitical unrest could cause disruptions in our business or the business of our infrastructure vendors, partners or customers or the economy as a whole. Any disruption in the business or operations of our data center hosting providers or customers could have a significant adverse effect on our operating results and financial performance. All of the aforementioned risks may be further increased if our disaster recovery plans prove to be ineffective in the event of such a disaster.

Risks Related to Our Industry

Governmental and regulatory policies or claims concerning the domain name registration system and the Internet in general, and industry reactions to those policies or claims, may cause instability in the industry and disrupt our business.

ICANN is a multi-stakeholder, private sector, not-for-profit corporation formed in 1998 for the express purposes of overseeing a number of Internet related tasks, including managing the DNS allocation of IP addresses, accreditation of domain name registrars and registries and the definition and coordination of policy development for all of these functions. We are accredited by ICANN as a domain name registrar and thus our ability to offer domain name registration products is subject to our ongoing relationship with, and accreditation by, ICANN.

ICANN has been subject to strict scrutiny by the public and governments around the world, as well as multi-governmental organizations such as the United Nations, with many of those bodies becoming increasingly interested in Internet governance. There is also uncertainty concerning the nature and significance of the recent transition from U.S. oversight of ICANN to oversight of ICANN by its members.

Additionally, we continue to face the possibility that:

•	the structure and accountability mechanisms contained in ICANN’s new bylaws are untested, which may result in ICANN not being accountable to its stakeholders and unable to make, implement or enforce its policies;

•	the U.S. or another government or intergovernmental organization may reassess ICANN’s role in overseeing the domain name registration market;

•	the Internet community, the U.S. government or other governments may (i) refuse to recognize ICANN’s authority or support its policies, (ii) attempt to exert pressure on ICANN, or (iii) enact laws in conflict with ICANN’s policies, each of which could create instability in the domain name registration system;

•	governments, via ICANN’s Governmental Advisory Committee (GAC), may seek greater influence over ICANN policies and contracts with registrars and may advocate changes that may adversely affect our business;

•	some of ICANN’s policies and practices, such as ICANN’s position on privacy and proxy domain name registrations, and the policies and practices adopted by registries and registrars, could be found to conflict with the laws of one or more jurisdictions, or could be materially changed in a way that negatively impacts the sale of our products;

•	the terms of the Registrar Accreditation Agreement (the RAA) under which we are accredited as a registrar, could change in ways that are disadvantageous to us or under certain circumstances could be terminated by ICANN, thereby preventing us from operating our registrar service, or ICANN could adopt unilateral changes to the RAA that are unfavorable to us, that are inconsistent with our current or future plans, or that affect our competitive position;

•	International regulatory or governing bodies, such as the International Telecommunications Union, a specialized agency of the United Nations, or the European Union, may gain increased influence over the management and regulation of the domain name registration system, leading to increased regulation in areas such as taxation, privacy and the monitoring of our customers’ hosted content;

•	ICANN or any third-party registries may implement policy changes impacting our ability to run our current business practices throughout the various stages of the lifecycle of a domain name;

•	the U.S. Congress or other legislative bodies in the U.S. could take action unfavorable to us or influencing customers to move their business from our products to those located outside the U.S.;

•	ICANN could fail to maintain its role, potentially resulting in instability in DNS services administration;

•	some governments and governmental authorities outside the U.S. have in the past disagreed, and may in the future disagree, with the actions, policies or programs of ICANN and registries relating to the DNS, which could fragment the single, unitary Internet into a loosely-connected group of one or more networks, each with different rules, policies and operating protocols; and

•	multi-party review panels established by ICANN’s new bylaws may take positions unfavorable to our business.

If any of these events occur, they could create instability in the domain name registration system and may make it difficult for us to continue to offer existing products and introduce new products, or serve customers in certain international markets. These events could also disrupt or suspend portions of our domain name registration product and subject us to additional restrictions on how the registrar and registry products businesses are conducted, which would result in reduced revenue.

ICANN periodically authorizes the introduction of new TLDs, and we may not have the right to register new domain names to our customers based on such TLDs, which could adversely impact our business and results of operations.

ICANN has periodically authorized the introduction of new TLDs and made domain names related to them available for registration. Our competitive position depends in part on our ability to secure access to these new TLDs. A significant portion of our business relies on our ability to sell domain name registrations to our customers, and any limitations on our access to newly-created TLDs could adversely impact our ability to sell domain name registrations to customers, and thus adversely impact our business.

In 2013, ICANN significantly expanded the number of gTLDs, which resulted in the delegation of new gTLDs commencing in 2014, which we refer to as the Expansion Program. We and certain of our competitors have expended resources filing gTLD applications under the Expansion Program to pursue the acquisition of gTLD operator rights. For example, we secured the rights to become the registry for .godaddy, a gTLD. The Expansion Program could substantially change the domain name industry in unexpected ways and is expected to result in an increase in the number of domains registered by our competitors. If we do not properly manage our response to the change in business environment, and accurately predict the market’s preference for specific gTLDs, it could adversely impact our competitive position or market share.

The relevant domain name registry and ICANN impose a charge upon each registrar for the administration of each domain name registration. If these fees increase, it would have a significant impact upon our operating results.

Each registry typically imposes a fee in association with the registration of each domain name. For example, VeriSign, Inc. (VeriSign), the registry for .com and .net, has a current list price of $7.85 annually for each .com registration, and ICANN currently charges $0.18 annually for most domain names registered in the gTLDs falling within its purview. The fee charged by VeriSign for each .com registration increased from $6.86 per year to $7.34 per year in July 2010 and increased again to $7.85 per year in January 2012. In 2016, VeriSign and ICANN agreed VeriSign will continue to be the exclusive registry for the .com gTLD through November 2024. As part of this agreement, the current list price of $7.85 annually for each .com registration will remain in place, unless VeriSign can demonstrate to the U.S. Department of Commerce that technology changes or market conditions no longer warrant pricing restrictions. We have no control over ICANN, VeriSign or any other domain name registries and cannot predict their future fee structures. While we do not currently do so, we have the discretion to impose service fees on our customers in the future. In addition, pricing of new gTLDs is generally not set or controlled by ICANN, which in certain instances has resulted in aggressive price increases on certain particularly successful new gTLDs. The increase in these fees with respect to any new gTLD either must be included in the prices we charge to our customers, imposed as a surcharge or absorbed by us. If we absorb such cost increases or if surcharges result in decreases in domain registrations, our business, operating results and financial performance may be adversely affected.

Our business and financial condition could be harmed materially if small consumers and small businesses and ventures were no longer able to rely upon the existing domain name registration system.

The domain name registration market continues to develop and adapt to changing technology. This development may include changes in the administration or operation of the Internet, including the creation and institution of alternate systems for directing Internet traffic without using the existing domain name registration system. The widespread acceptance of any alternative system, such as mobile applications or closed networks, could eliminate the need to register a domain name to establish an online presence and could materially and adversely affect our business.

Changes in state taxation laws and regulations may discourage the registration or renewal of domain names for e-commerce.

Due to the global nature of the Internet, it is possible that any U.S. or foreign federal, state or local taxing authority might attempt to regulate our transmissions or levy transaction, income or other taxes relating to our activities. Tax authorities at the international, federal, state and local levels are regularly reviewing the appropriate treatment of companies engaged in e-commerce. New or revised international, federal, state or local tax regulations may subject either us or our customers to additional sales, income and other taxes. We cannot predict the effect of current attempts to impose sales, income or other taxes on e-commerce. New or revised taxes, in particular sales and other transaction taxes, would likely increase the cost of doing business online and decrease the attractiveness of advertising and selling goods and services over the Internet. New taxes could also create significant increases in internal costs necessary to capture data and to collect and remit taxes. Any of these events could have an adverse effect on our business and results of operations.

Risks Related to Our Company and Our Organizational Structure

Our only material asset is our economic interest in Desert Newco, and we are accordingly dependent upon distributions from Desert Newco to pay our expenses, taxes and dividends (if and when declared by our board of directors).

We are a holding company and have no material assets other than our ownership of limited liability company units of Desert Newco (LLC Units). We have no independent means of generating revenue or cash flows. We intend to cause Desert Newco to make distributions to us, as its managing member, in an amount sufficient to cover all expenses, applicable taxes payable and dividends, if any, declared by our board of directors. To the extent we need funds and Desert Newco is restricted from making such distributions under applicable law or regulation or under any present or future debt covenants or is otherwise unable to provide such funds, it could materially adversely affect our business, financial condition, results of operations and cash flows.

Our ability to pay taxes and expenses, including payments under the TRAs, may be limited by our structure.

Our principal asset, either directly or through our wholly owned subsidiary GD Subsidiary Inc., is a controlling equity interest in Desert Newco. As such, we have no independent means of generating revenue or cash flows. Desert Newco is treated as a partnership for U.S. income tax purposes and, as such, is generally not subject to income tax in most jurisdictions. Instead, taxable income is allocated to holders of its LLC Units, including us. Accordingly, we incur income taxes on our allocable share of any net taxable income of Desert Newco.

Pursuant to the amended and restated limited liability company agreement of Desert Newco (the New LLC Agreement), Desert Newco will make cash distributions to the owners of LLC Units, calculated using an assumed tax rate, to help fund their tax obligations in respect of the cumulative taxable income in excess of cumulative taxable losses of Desert Newco allocated to them. In addition to tax expenses, we also incur expenses related to our operations, plus payments under the TRAs, which we expect will be significant. We intend to cause Desert Newco to make distributions or, in the case of certain expenses, payments in an amount sufficient to allow us to pay our taxes and operating expenses, including distributions to fund any ordinary course payments due under the TRAs. However, Desert Newco’s ability to make such distributions may be subject to various limitations and restrictions.

We are a holding company with no operations and rely on Desert Newco to provide us with funds necessary to meet any financial obligations. If we do not have sufficient funds to pay tax or other liabilities or to fund our operations (as a result of Desert Newco’s inability to make distributions to us due to various limitations and restrictions or as a result of the acceleration of our obligations under the TRAs), we may have to borrow funds and thus our liquidity and financial condition could be materially and adversely affected. To the extent we are unable to make payments under the TRAs for any reason, such payments will be deferred and will accrue interest at a rate equal to one year LIBOR plus 500 basis points until paid.

We are required to pay certain pre-IPO owners for certain tax benefits we may claim, and we expect the payments we are required to make to be substantial.

Any exchanges of LLC Units (together with the corresponding shares of Class B common stock) for shares of our Class A common stock or cash are expected to produce favorable tax attributes for us. When we acquire LLC Units from our pre-IPO owners through these exchanges, both the existing tax basis and anticipated tax basis adjustments are likely to increase (for tax purposes) our depreciation and amortization deductions and therefore reduce the amount of income tax we would be required to pay in the future in the absence of this existing and increased basis. This existing and increased tax basis may also decrease gain (or increase loss) on future dispositions of certain assets to the extent the tax basis is allocated to those assets. In addition, certain acquired net operating losses (NOLs) and other tax attributes are available to us as a result of the pre-IPO organizational transactions. Under the TRAs, we generally expect to retain the benefit of approximately 15% of the applicable tax savings after our payment obligations below are taken into account.

We are a party to five TRAs. Under four of these agreements, we are generally required to pay to certain pre-IPO owners, in the aggregate, approximately 85% of the amount of savings, if any, in federal, state and local income tax we are deemed to realize (using the actual applicable federal income tax rate and an assumed combined state and local income tax rate) as a result of (1) any existing tax attributes of LLC Units acquired in the pre-IPO organizational transactions, the benefit of which is allocable to us as a result of such transactions (including the allocable share of Desert Newco’s existing tax basis in its assets), (2) NOLs available as a result of such transactions and (3) tax benefits related to imputed interest.

Under the fifth of these agreements, we are generally required to pay to certain pre-IPO owners approximately 85% of the applicable savings, if any, in income tax we are deemed to realize (using the actual applicable federal income tax rate and an assumed combined state and local income tax rate) as a result of (1) any step-up in tax basis created as a result of exchanges of their LLC Units for shares of our Class A common stock or cash, (2) any existing tax attributes associated with their LLC Units, the benefit of which is allocable to us as a result of such exchanges (including the allocable share of Desert Newco’s existing tax basis in its assets), (3) tax benefits related to imputed interest and (4) payments under the TRA.

As of December 31, 2016, we have recorded a liability under the TRAs of $202.6 million payable to certain pre-IPO owners. This is the amount of liability we currently deem probable and estimable, which takes into account limitations on the use of the favorable tax attributes due to limitations of taxable income. Because we anticipate these favorable tax attributes being greater than our taxable income, the excess deductions allocated to us will increase the amount of our NOL carryforwards. We have determined it is more-likely-than- not we will be unable to utilize all of our DTAs subject to the TRAs; therefore, we have not recorded a liability under the TRAs related to the tax savings we may realize from the utilization of NOL carryforwards and the amortization related to basis adjustments under Code Section 754 created by exchanges of LLC Units. If utilization of these DTAs becomes more-likely-than-not in the future, at such time, we will record liabilities under the TRAs of up to an additional $169.8 million as a result of basis adjustments under Code Section 754 and up to an additional $148.0 million related to the utilization of NOL and credit carryforwards, which will be recorded through charges to our consolidated statement of operations. However, if these tax attributes are not utilized in future years, it is reasonably possible no amounts would be paid under the TRAs. In this scenario, the reduction of the liability under the TRAs would result in a benefit to our consolidated statement of operations.

The liability recorded under the TRAs as of December 31, 2016 does not include the additional TRA liability that we expect to record during the three months ended June 30, 2017 related to the LLC Unit exchanges to be made in connection with the contemplated secondary offering from our major stockholders, as described in the preliminary prospectus supplement filed with the Securities and Exchange Commission on May 3, 2017. We estimate the increase to the TRA liability following these exchanges to be a maximum of $450.0 million, which assumes, among other things, (i) all shares and LLC Units are sold at the share price indicated in the preliminary prospectus supplement; (ii) the number of shares and LLC Units sold by each selling stockholder is the same as reflected in the preliminary prospectus supplement and assumes the underwriters exercise in full their option to purchase additional shares; and (iii) there are no limitations on the utilization of tax attributes associated with the TRA liability. The TRA liability will be recorded as a reduction of additional paid-in capital and will not have an impact on our consolidated statements of operations for the three and six months ended June 30, 2017. The TRA liability we will record is subject to change depending on which stockholders participate in the offering, the number of shares sold in the offering, the actual closing share price on the date of the exchanges and any limitations on our utilization of the tax attributes we receive from the LLC Unit exchanges associated with the offering. The repurchase from our major stockholders will not result in the recording of an incremental TRA liability; however, it will increase the per unit basis of the remaining LLC Units held by each of the major stockholders. This results in a deferral of the recording of the TRA liability until the future exchange of LLC Units by such major stockholders.

The payment obligations under the TRAs are obligations of GoDaddy Inc., and we expect the payments we are required to make under the TRAs will be substantial. Assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize all tax benefits subject to the TRAs, we expect the tax savings associated with (1) the pre-IPO organizational transactions and (2) future exchanges of LLC Units (together with the corresponding shares of Class B common stock) as described above would aggregate to approximately $2.6 billion over 15 years, based on the December 30, 2016 closing price of $34.95 per share of our Class A common stock and assuming all exchanges occurred on the last day of 2016. Under such scenario, we would be required to pay the other parties to the TRAs approximately 85% of such amount, or approximately $2.2 billion, over such 15 year period. The actual amounts will materially differ from these hypothetical amounts, as the potential future tax savings we will be deemed to realize, and TRA payments to be made by us, will be calculated based in part on the market value of our Class A common stock at the time of exchange and the prevailing applicable federal tax rate (plus the assumed combined state and local tax rate) applicable to us over the life of the TRAs and will be dependent on our generating sufficient future taxable income to realize the benefit. Payments under the TRAs are not conditioned on Desert Newco’s pre-IPO owners’ continued ownership of LLC Units.

The actual existing tax basis and increase in tax basis, as well as the amount and timing of any payments under the TRAs, will vary depending upon a number of factors, including the timing of exchanges by the holders of LLC Units, the price of our Class A common stock at the time of the exchange, whether such exchanges are taxable, the amount and timing of the taxable income we generate in the future, the federal tax rate then applicable and the portion of our payments under the TRAs constituting imputed interest. Payments under the TRAs are expected to give rise to certain additional tax benefits attributable to either further increases in basis or in the form of deductions for imputed interest, depending on the TRA and the circumstances. Any such benefits are covered by the TRAs and will increase the amounts due thereunder. In addition, the TRAs will provide for interest, at a rate equal to one year LIBOR plus 100 basis points, accrued from the due date (without extensions) of the corresponding tax return to the date of payment specified by the TRAs. Under the TRAs, to avoid interest charges, we have the right, but not the obligation, to make TRA payments in advance of the date the payments are otherwise due.

Payments under the TRAs will be based on the tax reporting positions we determine. Although we are not aware of any issue that would cause the IRS to challenge existing tax basis, a tax basis increase or other tax attributes subject to the TRAs, if any subsequent disallowance of tax basis or other benefits were so determined by the IRS, we would not be reimbursed for any payments previously made under the applicable TRAs (although we would reduce future amounts otherwise payable under such TRAs). In addition, the actual state or local tax savings we realize may be different than the amount of such tax savings we are deemed to realize under the TRAs, which will be based on an assumed combined state and local tax rate applied to our reduction in taxable income as determined for federal income tax purposes as a result of the tax attributes subject to the TRAs. As a result, payments could be made under the TRAs in excess of the tax savings we realize in respect of the attributes to which the TRAs relate.

In certain cases, payments under the TRAs may be accelerated or significantly exceed the actual benefits we realize in respect of the tax attributes subject to the TRAs.

The TRAs provide (1) in the event we materially breach any of our material obligations under the agreements, whether as a result of failure to make any payment within three months of when due (provided we have sufficient funds to make such payment), failure to honor any other material obligation required thereunder or by operation of law as a result of the rejection of the agreements in a bankruptcy or otherwise or (2) if, at any time, we elect an early termination of the agreements, our (or our successor’s) obligations under the applicable agreements (with respect to all LLC Units, whether or not LLC Units have been exchanged or acquired before or after such transaction) would accelerate and become payable in a lump sum amount equal to the present value of the anticipated future tax benefits calculated based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the applicable TRAs. Under the terms of the TRAs, we may not elect an early termination of the TRAs without the consent of (i) each of certain affiliates of the Sponsors and Bob Parsons until such affiliate has exchanged all of its LLC Units (together with the corresponding shares of Class B common stock) for shares of Class A common stock and (ii) a majority of our directors, other than directors designated or nominated by stockholders affiliated with the Sponsors and Bob Parsons.

Additionally, the TRAs provide that upon certain mergers, asset sales, other forms of business combinations or other changes of control, our (or our successor’s) tax savings under the applicable agreements for each taxable year after any such event would be based on certain assumptions, including that we will have sufficient taxable income to fully utilize the deductions arising from the tax basis and other tax attributes subject to the applicable TRAs. Furthermore, the TRAs will determine the tax savings by excluding certain future tax attributes we obtain the use of as a result of acquiring other entities to the extent such tax attributes are the subject of tax receivable agreements we enter into in connection with such acquisitions.

As a result of the foregoing, (1) we could be required to make payments under the TRAs that are greater than or less than the specified percentage of the actual tax savings we realize in respect of the tax attributes subject to the agreements and (2) if we materially breach a material obligation under the agreements or if we elect to terminate the agreements early, we would be required to make an immediate lump sum payment equal to the present value of the anticipated future tax savings, which payment may be made significantly in advance of the actual realization of such future tax savings. In these situations, our obligations under the TRAs could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. There can be no assurance we will be able to fund or finance our obligations under the TRAs.

In certain circumstances, Desert Newco will be required to make distributions to us and to its pre-IPO owners. The distributions Desert Newco will be required to make may be substantial.

Desert Newco is treated as a partnership for U.S. income tax purposes and, as such, is generally not subject to income tax in most jurisdictions. Instead, taxable income is allocated to holders of its LLC Units, including us. Pursuant to the New LLC Agreement, Desert Newco will make pro rata cash distributions, or tax distributions, to the owners of LLC Units, including us, calculated using an assumed tax rate, to help each of the holders of the LLC Units to pay taxes on such holder’s allocable share of the cumulative taxable income, reduced by cumulative taxable losses. Under the tax rules, Desert Newco is required to allocate net taxable income disproportionately to its owners in certain circumstances. Because tax distributions will be determined based on the holder of LLC Units who is allocated the largest amount of taxable income on a per unit basis, but will be made pro rata based on ownership, Desert Newco will be required to make tax distributions that, in the aggregate, will likely exceed the amount of taxes Desert Newco would have paid if it were taxed on its net income at the assumed rate.

Funds used by Desert Newco to satisfy its tax distribution obligations will not be available for reinvestment in our business. Moreover, the tax distributions Desert Newco will be required to make may be substantial, and may exceed (as a percentage of Desert Newco’s income) the overall effective tax rate applicable to a similarly situated corporate taxpayer. In addition, because these payments will be calculated with reference to an assumed tax rate, and because of the disproportionate allocation of net taxable income, these payments will likely significantly exceed the actual tax liability for many of the owners of Desert Newco.

As a result of potential differences in the amount of net taxable income allocable to us and to the other owners of Desert Newco, as well as the use of an assumed tax rate in calculating Desert Newco’s distribution obligations, we may receive distributions significantly in excess of our tax liabilities and obligations to make payments under the TRAs. To the extent, as currently expected, we do not distribute such cash balances as dividends on our Class A common stock and instead, for example, hold such cash balances or lend them to Desert Newco, our existing shareholders would benefit from any value attributable to such accumulated cash balances as a result of their ownership of Class A common stock.

We will not be reimbursed for any payments made to our pre-IPO owners under the TRAs in the event any tax benefits are disallowed.

If the IRS challenges the tax basis or NOLs giving rise to payments under the TRAs, and the tax basis or NOLs are subsequently disallowed, the recipients of payments under those agreements will not reimburse us for any payments we previously made to them. Any such disallowance would be taken into account in determining future payments under the TRAs and would, therefore, reduce the amount of any such future payments. Nevertheless, if the claimed tax benefits from the tax basis or NOLs are disallowed, our payments under the TRAs could exceed our actual tax savings, and we may not be able to recoup payments under the TRAs that were calculated on the assumption that the disallowed tax savings were available.

Our pre-IPO owners continue to have significant influence over our company, and their interests may differ from those of our public stockholders.

As of December 31, 2016, funds affiliated with the Sponsors as well as Bob Parsons controlled approximately 65.7% of the combined voting power of our Class A and Class B common stock. Assuming the completion of the secondary offering and repurchase as set forth in the preliminary prospectus supplement, funds affiliated with the Sponsors as well as Bob Parsons will control approximately 48.6% of the combined voting power of our Class A and Class B common stock. As a result, we will cease to be a controlled company within the meaning of the NYSE listing standards and will be required to commence compliance with additional NYSE corporate governance standards, including: that a majority of our board of directors consists of “independent directors,” as defined under the rules of the NYSE; that the compensation of our executive officers be determined, or recommended to the board of directors for determination, by majority vote of the independent directors or by a compensation committee comprised solely of independent directors; and that director nominees be selected, or recommended to the board of directors for selection, by majority vote of the independent directors or by a nomination committee comprised solely of independent directors.

Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Messrs. Kimball, Wittlinger, Chen, Mondre, Sharples, Robel and Park and Ms. Rafael do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. In making these determinations, our board of directors considered the current and prior relationships that each of these directors has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by funds affiliated with certain directors, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement for the 2017 Annual Meeting of Stockholders filed with the SEC on April 25, 2017 (File No. 001-36904). Accordingly, a majority of our board currently consists of “independent directors” as defined by the NYSE. We expect to take advantage of phase-in provisions that permit our compensation committee and nominating and corporate governance committee to consist of a majority of independent directors during the year following loss of controlled company status. We intend to have fully independent compensation committee and nominating and corporate governance committee within a year.

Pursuant to the New LLC Agreement, funds affiliated with the Sponsors and Bob Parsons will generally be required to limit transfers in order to avoid a technical tax termination, which may have the effect of prolonging the concentration of our ownership. Additionally, GoDaddy Inc. and Desert Newco are parties to a stockholder agreement with funds affiliated with the Sponsors as well as Bob Parsons and certain specified other holders of LLC Units from time to time, including our executive officers. The stockholder agreement provides that our stockholders affiliated with KKR, Silver Lake and Bob Parsons are entitled to nominate members of our board of directors. The parties to the stockholder agreement agree to vote for these nominees as well as other directors recommended by our nominating and corporate governance committee.

The stockholder agreement further provides that, for so long as their affiliated funds hold specified amounts of our stock, in addition to the approval of our board of directors, the approvals of KKR and Silver Lake, in their capacity as stockholders, shall be required for corporate actions such as change in control transactions, acquisitions with a value in excess of $50 million and any material change in the nature of the business conducted by us or our subsidiaries.

As a result, based on their ownership of our voting stock and the approval rights in the stockholder agreement, such affiliated owners have the ability to nominate five of the ten members of our board of directors, and thereby to exercise significant influence over our management and affairs. In addition, they are able to significantly influence the outcome of all matters requiring stockholder approval, including mergers and other material transactions, and are able to significantly influence a change in the composition of our board of directors or prevent a change in control of our company that could deprive our stockholders of an opportunity to receive a premium for their Class A common stock as part of a sale of our company and might ultimately affect the market price of our Class A common stock.

As of December 31, 2016, the Continuing LLC Owners owned approximately 47.0% of the outstanding LLC Units. Assuming the completion of the secondary offering and repurchase as set forth in the preliminary prospectus supplement, the Continuing LLC Owners will own approximately 35.2% of the outstanding LLC Units. Because they hold their ownership interest in our business through Desert Newco, rather than through the public company, the Continuing LLC Owners may have conflicting interests with our public stockholders. For example, the Continuing LLC Owners may have different tax positions from us which could influence their decisions regarding whether and when to dispose of assets, whether and when to incur new or refinance existing indebtedness, especially in light of the existence of the TRAs, and whether and when GoDaddy Inc. should terminate the TRAs and accelerate its obligations thereunder; provided that any decision to terminate the TRAs and accelerate the obligation thereunder would also require the approval of a majority of the directors of GoDaddy Inc., other than directors designated or nominated by stockholders affiliated with the Sponsors or Bob Parsons. In addition, the structuring of future transactions may take into consideration these Continuing LLC Owners’ tax or other considerations even where no similar benefit would accrue to us.

Further, our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, the doctrine of corporate opportunity will not apply to the Sponsors, Bob Parsons or their respective affiliates, the directors they nominate or our other non-employee directors in a manner that would prohibit them from investing in competing businesses or doing business with our partners or customers.

In addition, under the terms of the TRAs, we may not elect an early termination of the TRAs without the consent of each of certain affiliates of the Sponsors and Bob Parsons until such affiliate has exchanged all of its LLC Units (and Class B common stock) for shares of Class A common stock. Accordingly, we may be prevented from terminating the TRAs in circumstances where we determine it would be beneficial for us to do so, including potentially in connection with future strategic transactions.

Our substantial indebtedness could adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry, divert our cash flow from operations for debt payments and prevent us from meeting our debt obligations.

As of December 31, 2016, our total indebtedness was $1,072.5 million. On February 15, 2017, we amended our credit facility (the Amended Credit Agreement) to provide for: (i) the refinancing of our existing $1,072.5 million seven-year term loan (the Refinanced Term Loan), (ii) a second $1,425.0 million tranche (the Acquisition Term Loan), which we drew down upon on April 3, 2017 to provide a portion of the financing for our acquisition of HEG, and (iii) the refinancing of our existing $150.0 million five-year revolving credit facility, which increased to $200.0 million upon the closing of our acquisition of HEG (the Refinanced Revolving Credit Loan).

Additionally, on April 3, 2017, we entered into an asset bridge credit agreement, pursuant to which we borrowed an aggregate principal amount of EUR 500 million (approximately US $533 million) associated with the acquisition of HEG’s PlusServer managed hosting business (the Bridge Loan), which we intend to sell. If we are unable to complete the sale of PlusServer in a timely manner or at all, or if the proceeds from the sale are less than anticipated, our results of operations and financial condition could be adversely affected. We may not be able to refinance our existing indebtedness again because of our high level of debt or adverse conditions in credit markets generally.

Our indebtedness currently consists of the Refinanced Term Loan, the Acquisition Term Loan and the Bridge Loan. The Refinanced Term Loan and the Acquisition Term Loan each mature in 2024. The Bridge Loan matures on April 3, 2018 (the Initial Maturity Date), but may be extended to April 3, 2019, subject to the payment of a fee equal to 0.50% of the aggregate amount of the Bridge Loan outstanding as of the Initial Maturity Date. As of December 31, 2016, on a pro forma basis to give effect to our acquisition of all shares of HEG and certain loan notes issued by Host Europe Finance Co. Ltd., our total indebtedness was $3,030.5 million.

Our substantial indebtedness could have a material adverse effect on our business and financial condition, including:

•	requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures and pursue future business opportunities;

•	increasing our vulnerability to adverse economic, industry or competitive developments;

•	exposing us to increased interest expense, as our degree of leverage may cause the interest rates of any future indebtedness, whether fixed or floating rate interest, to be higher than they would be otherwise;

•	exposing us to the risk of increased interest rates because certain of our indebtedness bears interest at variable rates;

•	creating a risk of foreclosure if we default on our debt and are unable to pay any accelerated obligations;

•	making it more difficult for us to satisfy our obligations with respect to our indebtedness, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants, could result in an event of default accelerating our obligation to repay indebtedness;

•	restricting us from making strategic acquisitions;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product development, satisfaction of debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our flexibility in planning for, or reacting to, changes in our business or market conditions and placing us at a competitive disadvantage compared to our competitors who may be better positioned to take advantage of opportunities our leverage prevents us from exploiting.

We may incur significant additional indebtedness in the future. Although the Amended Credit Agreement and Bridge Credit Agreement governing substantially all of our indebtedness contain restrictions on the incurrence of additional indebtedness and entering into certain types of other transactions, these restrictions are subject to a number of qualifications and exceptions. Additional indebtedness incurred in compliance with these restrictions could be substantial. These restrictions also do not prevent us from incurring obligations, such as trade payables. To the extent we incur additional indebtedness, the substantial leverage risks described above would be exacerbated.

As described in the preliminary prospectus supplement, we expect to repurchase from funds affiliated with the Sponsors and Bob Parsons up to an aggregate of $275 million of LLC Units of Desert Newco, at a per share price equal to the per share price paid by the underwriters in the secondary offering. The repurchase will reduce our cash available for repayment of debt and other uses.

Certain of our debt agreements impose significant operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities.

The Amended Credit Agreement and Bridge Credit Agreement governing our credit facilities impose significant operating and financial restrictions on us. These restrictions limit the ability of our subsidiaries, and effectively place restrictions on our ability to, among other things:

•	incur or guarantee additional debt or issue disqualified equity interests;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements restricting the ability of restricted subsidiaries to make certain intercompany dividends, distributions, payments or transfers; and

•	transfer or sell assets.

As a result of the restrictions described above, we will be limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders or amend the covenants.

Our failure to comply with the restrictive covenants described above as well as other terms of our indebtedness or the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms or are unable to refinance these borrowings, our results of operations and financial condition could be adversely affected.

Some provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws may deter third parties from acquiring us and diminish the value of our Class A common stock.

Our amended and restated certificate of incorporation and amended and restated bylaws provide for, among other things:

•	a classified board of directors with staggered three year terms;

•	the ability of our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could have the effect of impeding the success of an attempt to acquire us or otherwise effect a change in control;

•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at stockholder meetings;

•	certain limitations on convening special stockholder meetings; and

•	certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws that may be amended only by the affirmative vote of the holders of at least two-thirds in voting power of all outstanding shares of our stock entitled to vote thereon, voting together as a single class, if affiliates of KKR and Silver Lake (together with affiliates of TCV, for so long as TCV is required to vote at the direction of KKR and Silver Lake) collectively own less than 40% in voting power of our stock entitled to vote generally in the election of directors.

In addition, while we have opted out of Section 203 of the Delaware General Corporation Law (the DGCL), our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain business combinations with any interested stockholder for a three year period following the time the stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction resulting in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction resulting in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the votes of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least two-thirds of the votes of our outstanding voting stock not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the votes of our outstanding voting stock. For purposes of this provision, voting stock means any class or series of stock entitled to vote generally in the election of directors. Our amended and restated certificate of incorporation provides that KKR, Silver Lake, Bob Parsons, their respective affiliates and any of their respective direct or indirect designated transferees (other than in certain market transfers and gifts) and any group of which such persons are a party do not constitute interested stockholders for purposes of this provision.

Under certain circumstances, this provision will make it more difficult for a person who would be an interested stockholder to effect various business combinations with our company for a three year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction resulting in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions stockholders may otherwise deem to be in their best interests.

These provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage, delay or prevent a transaction involving a change in control of our company that is in the best interest of our minority stockholders. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our Class A common stock if they are viewed as discouraging future takeover attempts. These provisions could also make it more difficult for stockholders to nominate directors for election to our board of directors and take other corporate actions.

Risks Relating to Owning Our Class A Common Stock

Our share price may be volatile, and you may be unable to sell your shares.

Technology stocks have historically experienced high levels of volatility. The trading price of our Class A common stock is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our common stock. Since shares of our Class A common stock were sold in our initial public offering (IPO) in April 2015 at a price of $20.00 per share, the reported high and low sales prices of our Class A common stock have ranged from $23.59 to $39.83 per share through May 2, 2017. Factors that may cause the market price of our Class A common stock to fluctuate include:

•	price and volume fluctuations in the overall stock market from time to time;

•	significant volatility in the market price and trading volume of technology companies in general, and of companies in our industry;

•	actual or anticipated changes in our results of operations or fluctuations in our operating results;

•	whether our operating results meet the expectations of securities analysts or investors;

•	changes in the expectations of investors or securities analysts;

•	actual or anticipated developments in our competitors’ businesses or the competitive landscape generally;

•	litigation involving us, our industry or both;

•	regulatory developments in the U.S., foreign countries or both;

•	general economic conditions and trends;

•	major catastrophic events;

•	sales of large blocks of our stock; or

•	departures of key personnel.

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of our Class A common stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our Class A common stock might also decline in reaction to events affecting other companies in our industry even if these events do not directly affect us.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. If our stock price is volatile, we may become the target of securities litigation. Securities litigation could result in substantial costs and divert our management’s attention and resources from our business, and this could have a material adverse effect on our business, operating results and financial condition.

Sales of outstanding shares of our Class A common stock into the market in the future could cause the market price of our Class A common stock to drop significantly.

If certain of our existing stockholders sell, or indicate intent to sell, substantial amounts of our Class A common stock in the public market after the market standoff and other legal restrictions on resale lapse, the trading price of our Class A common stock could decline.

Pursuant to the stockholder agreement, each of the Sponsors and Bob Parsons have agreed, subject to certain limited exceptions, not to transfer, sell, exchange, assign, pledge, hypothecate, convey or otherwise dispose of or encumber any shares of our Class A common stock (including shares of Class A common stock issuable upon the exchange of LLC Units) during the three-year period following our IPO without the consent of each of KKR and Silver Lake, for so long as each of KKR and Silver Lake is entitled to nominate at least one director to our board of directors. If additional shares are sold following the secondary offering described in the preliminary prospectus supplement, or if it is perceived they will be sold, in the public market, the trading price of shares of our Class A common stock could decline.

If securities analysts do not publish research or reports about our business, or if they downgrade our stock, the price of our stock could decline.

The trading market for our Class A common stock could be influenced by any research and reports securities or industry analysts publish about us or our business. In the event securities analysts cover our company and one or more of these analysts downgrade our stock or publish unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

We do not intend to pay dividends on our Class A common stock.

We do not expect to pay dividends to the holders of our Class A common stock for the foreseeable future. Our ability to pay dividends on our Class A common stock is limited by our existing indebtedness, and may be further restricted by the terms of any future debt incurred or preferred securities issued by us or our subsidiaries or by law. Payments of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends. As a result, any capital appreciation in the price of our Class A common stock may be your only source of gain on your investment in our Class A common stock.

If, however, we decide to pay a dividend in the future, we would need to cause Desert Newco to make distributions to GoDaddy Inc. in an amount sufficient to cover such dividend. Deterioration in the consolidated financial condition, earnings or cash flow of Desert Newco for any reason could limit or impair its ability to make distributions to us.